UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Soliciting Material Under §240.14a-12

ARISTA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Tuesday, May 31, 2022

Dear Stockholders of Arista Networks, Inc.:

The 2022 annual meeting of stockholders of Arista Networks, Inc. (the “Company”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”), will be held on Tuesday, May 31, 2022 at 11:00 a.m. Pacific Time. Due to the COVID-19 pandemic and related public health concerns, the Annual Meeting will be conducted in a virtual format to provide a safe experience for our stockholders and employees. You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2022. To access the virtual meeting, you will need to enter the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Our board of directors has fixed the close of business on April 6, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 6, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s annual meeting as a stockholder, you must follow the instructions set forth on page 61 of the accompanying proxy statement.

On or about April 20, 2022, we expect to mail to our stockholders the Notice, which provides instructions on how to access our proxy statement for the Annual Meeting and our annual report to stockholders, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

We appreciate your continued support of Arista Networks, Inc. and look forward to either greeting you virtually at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

JAYSHREE ULLAL

Chief Executive Officer, President and Director

Santa Clara, California

April 20, 2022

i

QUESTIONS AND ANSWERS	61

OTHER MATTERS	64
Householding	64
Stockholder Proposals	64
Availability of Bylaws	65
Fiscal Year 2021 Annual Report and SEC Filings	65

ii

 2022 PROXY STATEMENT SUMMARY

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Arista Networks, Inc. (the “Company” or “Arista”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). This summary highlights information contained in this proxy statement. We encourage you to read the entire proxy statement for more information prior to voting.

Annual Meeting

Proposals and Board Recommendations

1 Page 29	Proposal for your Vote: Elect two Class II directors to serve until the 2025 annual meeting of stockholders Board Voting Recommendation: FOR the election of Charles Giancarlo and Daniel Scheinman

2 Page 30	Proposal for your Vote: Advisory vote to approve named executive officer compensation Board Voting Recommendation: FOR

3 Page 31	Proposal for your Vote: Advisory vote on the frequency of future advisory votes on named executive officer compensation Board Voting Recommendation: FOR a frequency of every “ONE YEAR”

4 Page 32	Proposal for your Vote: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm Board Voting Recommendation: FOR

Director Nominees

Name and Occupation	Age	Director Since	Independent	Committees

Charles Giancarlo Chief Executive Officer and Chairman of the Board of Directors of Pure Storage, Inc.	64	2013		Compensation Nominating and Corporate Governance

Daniel Scheinman Lead Independent Director	59	2011		Compensation Nominating and Corporate Governance

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2022 Proxy Statement Summary

2021 Business Highlights

REVENUE $2.95B	GAAP GROSS MARGIN 63.8%	CUSTOMERS: • Over 8,000 customers

Board of Directors Snapshot

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2022 Proxy Statement Summary

Corporate Governance Highlights

We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below. In addition, we regularly evaluate our practices against prevailing best practices and emerging and evolving topics identified through stockholder outreach, current literature and corporate governance organizations.

Executive Compensation Highlights

Annual review of our executive compensation program

Performance-based equity for CEO and other senior officers

Independent compensation consultant
Stock Ownership Guidelines for CEO

Clawback Policy for executive officers

No executive-only retirement programs

No excise tax gross-ups

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 OUR COMMITMENT TO THE ENVIRONMENT,

 SOCIAL RESPONSIBILITY AND GOVERNANCE

Arista is committed to transparency, engagement and consistent communication of our Environmental, Social & Governance (“ESG”) strategies and programs. While our core competency is designing, manufacturing and delivering leading software driven cloud networking solutions, Arista is dedicated to delivering a superior client experience, increasing shareholder value, serving our communities and creating a workplace where talent can thrive. We believe that sustainability and business growth are closely linked and delivering products that are sustainable truly enables our customers’ success. To maximize our efforts, we focus our sustainability program around environmental, social and governance programs, including:

ESG Oversight

In 2021 and 2022, Arista continued to evolve our ESG strategy. Our executive leadership team and Board recognized the importance of these responsibilities, and our internal committee is tasked with driving additional progress in initiatives that promote sustainability, diversity, inclusion, equity and further transparency. Our sustainable governance structure begins at the very top. The core values of Arista reflect what is truly important to us as an organization. Arista was founded on the principle of doing things the “Arista Way,” which is to drive for customer success in every aspect of what we do. We build and deliver innovative, high-quality products and services through commitment, innovation and uncompromising focus on customer needs. This includes a commitment to designing, manufacturing and delivering leading software driven cloud networking solutions in an environmentally and socially sustainable manner.

THE ARISTA WAY

1	Drive for customer success in every aspect: support, quality, innovation and experience	6	Maintain the highest level of integrity in conduct

2	Do the right thing be it for products, quality, customers and daily interactions	7	Discuss, debate but quickly align to priorities

3	Challenge status quo, question traditional habits and be cost-effective	8	Treat your peers, vendors, customers with respect and develop a win-win partnership

4	Develop alternative ways of achieving disruptive innovation in every function, preserving quality	9	Mentor individuals and develop teams for overall success, not personal, success
5	Develop agile and mobile teams that can respond to priorities (as opposed to fixed or top-down organizations)	10	Cultivate Arista pride but never ego or arrogance in our culture

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Our Commitment to The Environment, Social Responsibility and Governance

ENVIRONMENT

Arista is committed to responsible ESG practices that include climate change resilience, conservation of natural resources, pollution prevention and reduction of waste. We are committed to creating environmental awareness with our employees and other partners and to engage them to reduce their footprint, manage waste properly and encourage reuse or recycling.

We recognize the need to comply with applicable environmental standards and an increasing number of applicable environmental laws and regulations. We are committed to making the necessary investments to ensure compliance. We are continuously researching innovative ways to boost efficiency in our offices, such as utilizing high-efficiency electrical equipment including LED and motion-detector lighting, solar panels and high-efficiency HVAC units.

We have implemented an Environmental Management System (EMS) that lays out our objectives for achieving pollution prevention, environmental protection and monitoring, and continual improvements in the environmental performance of our operations. Backed by our Environmental Policy, the EMS provides a framework for monitoring of progress, internal employee training to embed sustainability into our business, external stakeholder engagement, and setting measurable targets to drive performance.

In 2021, Arista amended its Audit Committee charter to provide that the Audit Committee has responsibility for reviewing and discussing with management Arista’s policies and practices relating to environmental and social responsibility matters.

In addition, Arista created a Sustainability Committee that sets the direction and strategy on sustainability matters and oversees execution of sustainability initiatives including:

•	LEED Gold Certification & Efficient Offices: When we select our office space, we ensure that we have an office that not only meets our needs, but also aids us in reducing our impact to the environment. Our Santa Clara headquarters and our San Francisco office are both LEED Gold certified. The certification, awarded by the U.S. Green Building Council, is based on the properties’ use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation. We also consider energy efficient real estate for our international operations and, accordingly, moved our Bangalore operations to a facility that was built according to LEED Gold Level rating benchmarks.

•	We are committed to integrating sustainability in every aspect of our products’ life cycles, from the materials that make up our products, all the way to the end of life of the product, while meeting our customers’ requirements. For example, we implement Design for Environment principles in our development process with the goal of minimizing the overall adverse environmental impact of our products, with a focus on the reduction of material diversity and weight, selection of more environmentally friendly materials, ease of disassembly and recycling, energy efficiency, design for longevity and upgradeability, and design for efficient packaging.

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Our Commitment to The Environment, Social Responsibility and Governance

•	Each new generation of our products demonstrates improved network capacity, and energy efficiency, which reduces overall greenhouse gas emissions and power consumption for our customers. In addition, our new products use power supplies that are rated 80-Plus Platinum or better, which helps reduce the total product power consumption and heat generated from the power supplies.

We believe that our focus on innovation, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit through the ability to fund, develop and implement new technologies and quickly respond to changes in customer requirements and industry demands. We continue to look for opportunities to minimize our environmental impact and to support public and private organizations that advance sustainability initiatives by driving toward a more digital work environment, encouraging remote work practices and making investments to reduce waste at all of our office locations.

SOCIAL RESPONSIBILITY

A great experience starts with a great team. We are focused on growing our team of employees and aiding in their professional development. We believe that our ongoing success depends upon a skilled, satisfied and valued workforce. As such, Arista provides opportunities for employees to gain the skills and knowledge they need to advance and fulfill personal career goals. In 2021, we began implementing Human Capital Management (HCM) reporting and practices to establish a foundation to enable leaders to better hire talent and manage teams, including setting goals, performance evaluations, succession planning, and learning and development.

We also offer competitive compensation and benefits packages that reflect the needs of our workforce. In the U.S., we offer:

•	Medical, dental and vision benefits for employee, spouse and dependents

•	Flexible spending accounts for both healthcare and dependent care

•	Health savings accounts and health reimbursement accounts

•	Wellness program with incentives for participants who meet certain criteria

•	Life-, short- and long-term disability insurance

•	Flexible time off for full and part-time associates

•	Paid maternity and parental leave

•	401(k) retirement savings program with company matching contributions

•	Day care and caregiver assistance

•	Employee Assistance Program, including behavioral health and emotional support assistance

In addition to base salary and benefits, Arista’s employees participate in incentive plans that support our organizational philosophy of allowing employees to share in our performance and success. Our executive compensation program is designed to attract, retain, and reward performance and align incentives with achievement of the Arista’s strategic plan and both short- and long-term operating objectives. In accordance with our compensation philosophy established by the Compensation Committee Charter and the board, we believe our executive pay is well aligned with performance, creating a positive relationship between our operational performance and shareholder returns.

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Our Commitment to The Environment, Social Responsibility and Governance

Arista has never experienced a strike or similar work stoppage and we believe our employee relations are strong. We conduct employee engagement surveys globally on a regular basis to gather information and feedback on our team members. We will use a holistic organization-wide approach to respond to the results of the survey, analyzing the data for potential actions that can be taken in the areas of leadership, communication, culture, inclusion, growth and development, and other areas. Beyond the workplace, the health and wellbeing of our colleagues is our top priority and in recognition of this, Arista aims to support the wellness of all colleagues by:

•	Possessing a diverse management team that includes our Chief Executive Officer, Chief Financial Officer and Group Vice President, Worldwide Human Resources and Operations all of whom are women, and our Chief Executive Officer and Chief Operating Officer, both of whom are people of color.

•	Increasing recruitment and engagement efforts for women and members of underrepresented minorities, including by building programs to promote a broader and more diverse pool of candidates for job openings, providing top employees with career opportunities, maintaining pay equity among our employees and nurturing an inclusive community and mentorship opportunities facilitated by our Women@Arista employee resource group.

•	Actively promoting the hiring of female engineers through special activities like our Arista India Recruit by Her event and through the efforts of our Women at Arista employee resource group. We also actively recruit from underrepresented universities and professional societies, including professional societies that support Black engineers, Latin Americans and veterans.

Arista is all about respect, integrity, innovation, passion, pride and trust. We strive to build an inclusive culture that encourages, supports and celebrates the diverse voices of our employees. It fuels our innovation and connects us closer to the customers and communities we serve. We believe that the voices of our employees are the ultimate barometer in evaluating the success of our Diversity and Inclusion efforts. In a recently completed employee survey, Arista received our highest scores (very high, 90% percentile) from all demographic groups in the areas of fairness. Per Great Place To Work, the global authority on workplace culture, our scores were higher than the average of the top 100 overall performing companies in the US.

We are committed to developing a qualified and motivated workforce to power our continued evolution. We take the health and safety of our employees seriously. Our policy is to maintain our facilities and run our business operations in a manner that does not jeopardize the occupational health and safety of our employees. We expect each employee to follow our safety standards and protocols. Our Global Facilities team continues to proactively work to reduce and eliminate potential risks and ensures compliance with local laws and regulations. To evaluate performance, we regularly measure and monitor workplace safety.

In response to the COVID-19 pandemic, we implemented standards to operate in accordance with social-distancing protocols and public health authority guidelines. We also offered extended benefits to employees, including increased sick pay and waived premium payments on healthcare benefits for furloughed employees. Furthermore, we formed an internal task force that developed policies, procedures, safety training and protocols for the safety of our employees and was one of the first Silicon Valley companies to provide drive-thru on-site COVID vaccinations as a benefit to our employees.

In response to increasing COVID cases in India in May 2021, we created a special India COVID Task Force to acquire and deploy oxygen concentrators and to build relationships and partnerships with hospitals and medical groups to provide access to hospital beds and vaccinations. We continue to be proud of our efforts, as we have had zero employee deaths or known cases of spread at Arista facilities through 2021.

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Our Commitment to The Environment, Social Responsibility and Governance

We are aware of how our presence and partnership can affect others. Therefore, we are consciously working to systemically create positive social change and are focused on supporting various organizations through fundraising efforts, educational sponsorship, community development efforts, charity drives, and partnerships. In 2021 and 2022, Arista is proud to:

•	Give annually to select non-profit organizations. Arista Foundation’s giving priorities are generally to non-profits focused on education, hunger, environmental sustainability or disaster relief.

•	Donated to Santa Clara University, HelpAge India, Code2040, Resource Area for Teaching, Roswell Park Hospital and Communities in Schools of Washington.

•	Raised over $600,000 from employee donations, executive matching and Arista Foundation grants for India COVID relief with American India Foundation, SEWA International-AIMS, Save Life Foundation, Give India, PM Cares and One More Breath.

•	Planted an additional 2,500 trees for a total of over 77,000 trees to-date worldwide through the personal efforts of Arista executive Pravin Bhagwat and India non-profit partner, 14 Trees Foundation.

•	Continued our global employee fundraising event with the goal of providing food to people in need. Over 1.7 million meals were provided through a combination of employee donations and matching Arista Foundation funds through our partners, Second Harvest of Silicon Valley, Feeding America, New Hampshire Food Bank, Central Texas Food Bank, RISE Against Hunger, Greater Vancouver Food Bank, Peter McVerry Trust and Foodbank, Australia, in the largest Arista philanthropy event ever.

Arista is passionate about being good corporate citizens in the communities where we live and work. Through strategic nonprofit partnerships, pro bono work, volunteerism and philanthropy, our corporate responsibility is focused on contributing to the creation of a better world. Going forward, Arista will continue to partner with nonprofit organizations that work to increase the number of individuals with financial literacy, decrease the number of individuals facing economic barriers and make our communities reflections of our commitments and values.

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Our Commitment to The Environment, Social Responsibility and Governance

SUPPLY CHAIN

Manufacturing our products creates environmental and social impacts that extend far beyond the walls of Arista. We engage with suppliers throughout our global supply chain to manage and improve these impacts to conserve resources, save costs, and promote ethical social practices. Our Supply Chain Sustainability Expectations Policy initially sets forth the requirement to align with industry expectations. As a member of the Responsible Business Alliance (RBA), we support the RBA’s vision and mission, which strives to develop a global electronics industry supply chain that consistently operates with social, environmental and economic responsibility.

Arista takes steps to validate the absence of slavery, human trafficking and forced labor in our supply chain and therefore ensure compliance with the California Transparency in Supply Chains Act and the UK Modern Slavery Act. We perform supplier risk assessments of our suppliers and encourage them to adhere to the RBA Code of Conduct. Furthermore, we are a member of the Responsible Minerals Initiative (RMI) and have management systems in place to ensure that the components of our products are sourced responsibly.

Arista’s website contains information on our environmental and social programs. We routinely engage with our shareholders to better understand their views, carefully considering the feedback we receive and acting when appropriate. Arista reviews the results of the annual advisory vote on executive compensation in making determinations about the structure of our pay programs. For more information, please visit our corporate website: arista.com

GOVERNANCE

Arista is committed to achieving excellence in our governance practices and to establishing a strong foundation for our long-term success. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders, including customers, employees, investors, partners, and regulators. As a publicly traded company, it is incumbent upon us to ensure that our operations are conducted in a manner that is both consistent with environmental preservation and supportive of the entire community in which we operate.

Arista has adopted a culture of ethics. Our Code of Ethics and Business Conduct emphasizes the importance of honest business conduct and solid business ethics. Our Code applies to all personnel employed by or engaged to provide services to Arista including, but not limited to, our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Arista provides annual training on our Code. Our Code addresses, among other things, conflicts of interest, business practices, compliance with laws and regulations, and interacting fairly and respectfully with each other, our customers, partners, suppliers and host communities. Furthermore:

•	We are committed to complying with applicable international and domestic anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and applicable local laws. Our Anti-Corruption Compliance Policy & Guidelines outline the parameters of what is acceptable and what is not acceptable from an anti-corruption view. We have established procedures for conducting due diligence on our partners, manufacturers, suppliers, logistics providers and other third parties that may interact with foreign officials on our behalf.

•	Our Whistleblower Policy further supports our stated goals with our governance structure while encouraging transparency, facilitating confidentiality, and providing multiple avenues for employees and non-employees to submit concerns about accounting, auditing or other matters.

•	We are committed to maintaining the highest level of professional and ethical standards in the conduct of our business around the world. We believe our reputation for integrity and fair dealing is an important component of our success and the personal satisfaction of our employees.

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Our Commitment to The Environment, Social Responsibility and Governance

Our board of directors, consisting of 9 directors (7 of whom are independent), is responsible for oversight of the management of the company for the long-term benefit of our stakeholders. Our corporate governance policies and practices include evaluations of the board and its committees and continuing director education. Our Nominating and Corporate Governance Committee oversees corporate governance matters. Our Audit Committee reviews our policies and practices relating to financial, environmental and social responsibility, and monitors certain key risks including cybersecurity risks.

We believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge. Our Nominating and Corporate Governance Committee considers diversity and a broad range of backgrounds and experiences in making determinations regarding nominations of directors.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout our business to identify, monitor and mitigate risk including information security risk management and cyber defense programs. These teams maintain testing programs and provide updates to the Audit Committee and the board. Arista also has an information security program that incorporates multiple layers of physical, logical and written controls. Arista leverages encryption configurations and technologies on its systems, devices, and third-party connections.

Arista performs an enterprise risk assessment that is reviewed by the Audit Committee on an annual basis and monitored on a quarterly basis by the Audit Committee. The enterprise risk assessment is an assessment of key risks, including information security risks, data privacy, supply chain, human capital, and others.

Under Arista’s IT security program, our Cybersecurity Executive Committee and Information Security Steering Committee meet throughout the year to monitor and assess information security risks. Additionally, all employees receive annual Data Protection and Privacy training.

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 BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors is committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of the board of directors and management, and improves our standing as a trusted member of the communities we serve.

BOARD EFFECTIVENESS

Working Dynamics

•	Candid discussions

•	Open access to management and information

•	Established processes for director feedback

•	Regular non-executive directors’ meetings

Board Structure

•	Strong lead independent director

•	3 standing committees

•	Separation of Chairman and CEO

Governance Practices

•	Oversight of CEO/management performance

•	Board/management succession planning

•	Code of Ethics and Business Conduct for our directors and employees

•	Stock ownership requirements for our directors and CEO

•	Clawback policy for our executives

Board Composition

•	Broad range of skills and experiences

•	7/9 directors are independent

•	Our Chairman and CEO are the only non-independent directors

•	4/9 directors are women and/or from underrepresented communities

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Board of Directors and Corporate Governance

Board Composition Overview

Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers, among other factors, issues of character, integrity, judgment, diversity, independence, area of expertise such as appropriate financial and other expertise relevant to our business, corporate experience, length of service, potential conflicts of interest and other commitments when reviewing and making recommendations to the board of directors regarding the composition and size of the board. We believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company. Although we do not maintain a specific policy with respect to board diversity, our board of directors believes that it should be a diverse body and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences in making determinations regarding nominations of directors and in overseeing the annual board and committee evaluations.

The following table sets forth information, as of April 6, 2022, for each of our directors with terms expiring at the Annual Meeting:

Directors with Terms Expiring at the Annual Meeting/Director Nominees

Name	Class	Age	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Board Committees
						Audit	Comp.	Nom. & Gov.	Independent

Charles Giancarlo (Director Nominee)	II	64	2013	2022	2025		CHAIR	●

Ann Mather*	II	61	2013	2022	N/A

Daniel Scheinman (Director Nominee)	II	59	2011	2022	2025		●	CHAIR

*

Ms. Mather’s term of office will expire at the Annual Meeting. We are grateful for Ms. Mather’s distinguished service and leadership on the board and its committees throughout her tenure, including chairing the Audit Committee for over seven years.

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Board of Directors and Corporate Governance

The following table sets forth information, as of April 6, 2022, for each of the continuing members of our board of directors:

Continuing Directors
					Board Committees
Name	Class	Age	Director Since	Current Term Expires	Audit	Comp.	Nom. & Gov.	Independent

Kelly Battles	I	55	2020	2024	●

Andreas Bechtolsheim	I	66	2004	2024

Jayshree Ullal	I	61	2008	2024

Lewis Chew	III	59	2021	2023	CHAIR

Mark Templeton	III	69	2017	2023	●	●

Nikos Theodosopoulos	III	59	2014	2023	●		●

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Board of Directors and Corporate Governance

Board Skill Matrix

The following table summarizes the key qualifications, skills and attributes of our director nominees and the continuing members of our board of directors. A mark indicates a specific area of focus or expertise on which our board of directors particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in greater detail.

Industry Expertise Insight in the cloud and software industry to oversee our business and the risks we face.

Senior Leadership Experience in senior leadership positions to analyze, advise and oversee management in decision making, operations and policies.

Financial Knowledge and Expertise Knowledge of financial markets, financing and accounting and financial reporting processes.

Diverse Backgrounds Diverse backgrounds and experiences that provide unique perspectives and enhance decision-making.

Sales, Marketing and Brand Management Sales, marketing and brand management experience to provide expertise and guidance to grow sales and enhance our brand.

Global/International Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.

Governance, Risk Oversight and Compliance Experience in public company corporate governance, risk oversight and management, privacy, compliance, policy and creating long term sustainable value.

Emerging Technologies and Business Models

Experience identifying and developing emerging technologies and business models to advise, analyze and strategize regarding emerging technologies, business models and potential acquisitions disrupting our industry, business and company.

Human Capital Management Experience attracting and retaining top talent to advise and oversee our people and compensation policies.

Public Company Board Experience to understand the dynamics and operation of a public company and the applicable legal and regulatory landscape and risks.

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Board of Directors and Corporate Governance

Set forth below is biographical information for the nominees and for each of the continuing members of our board of directors. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

NOMINEES FOR DIRECTOR

Charles Giancarlo	Age: 64	Director Since: 2013

Committees: Compensation (Chair) Nominating and Corporate Governance

Experience

Mr. Giancarlo has served as a member of our board of directors since April 2013. Mr. Giancarlo has been chief executive officer and a member of the board of directors of Pure Storage, Inc., a data storage solutions company, since August 2017, and Chairman of the board of directors of Pure Storage since September 2018. From 2008 through 2013, Mr. Giancarlo served as a managing director of Silver Lake Partners, a private investment firm and served as a senior advisor to the firm until 2015. From 1993 to 2007, Mr. Giancarlo served in various positions with Cisco Systems, Inc., a technology and networking company, most recently as executive vice president and chief development officer. Mr. Giancarlo has also served on the board of directors of Zscaler, Inc., a cloud-based information security company, since November 2016. He previously served as a director of Accenture plc, from November 2008 to February 2019, Avaya, Inc., from June 2008 to November 2017, ServiceNow, Inc., from November 2013 to September 2017, Tintri, Inc., from October 2016 to August 2017 and Imperva, Inc., from May 2013 to October 2017. Mr. Giancarlo holds a B.S. degree in Electrical Engineering from Brown University, an M.S. degree in Electrical Engineering from the University of California at Berkeley and an M.B.A. from Harvard University.

Qualifications

We believe Mr. Giancarlo possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience as a venture capital investor and as an executive and board member of companies in the technology industry.

Daniel Scheinman	Age: 59	Director Since: 2011

Committees: Compensation Nominating and Corporate Governance (Chair) Lead independent director

Experience

Mr. Scheinman has served as a member of our board of directors since October 2011. Since April 2011, Mr. Scheinman has been an angel investor. From January 1997 to April 2011, Mr. Scheinman served in various capacities with Cisco Systems, Inc., most recently as senior vice president, Cisco Media Solutions Group. Mr. Scheinman has served as a member of the board of directors of Zoom Video Communications, Inc., a cloud-based video communications company, since October 2011, where he is lead director, chair of the audit committee and a member of the compensation committee and SentinelOne, Inc., an autonomous AI endpoint security platform since September 2015, where he is lead independent director, chair of the nominating and corporate governance committee and a member of the compensation committee. He also currently serves on the board of directors of several private companies. Mr. Scheinman holds a B.A. degree in Politics from Brandeis University and a J.D. from the Duke University School of Law.

Qualifications

We believe Mr. Scheinman possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the legal industry and as an executive of companies in the technology industry.

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Board of Directors and Corporate Governance

CONTINUING DIRECTORS

Kelly Battles	Age: 55	Director Since: 2020

Committees: Audit

Experience

Ms. Battles has served as a member of our board of directors since July 2020. Ms. Battles has over 30 years of finance, strategy and operational leadership experience. From July 2020 to January 2022, Ms. Battles served as chief financial officer of Alpha Medical Group, a telemedicine provider, where she has served as a member of the board of directors since January 2022. From November 2016 to March 2020, Ms. Battles served as chief financial officer of Quora, a knowledge platform. Ms. Battles also previously served as chief financial officer of Bracket Computing, a cloud computing company, and Host Analytics, Inc., a cloud-based enterprise performance management solutions company. She served as vice president of finance of IronPort Systems, director of strategy and corporate development group of Hewlett-Packard Company, and as an associate at both McKinsey and Company and JPMorgan Chase and Company earlier in her career. Ms. Battles currently serves as an independent board member and audit committee chair of DataStax, Inc., Genesys Cloud Services, Inc., Clari, Inc. and Plex, Inc. Ms. Battles holds a B.S.E. degree in Operations Research / Systems Management from Princeton University and an M.B.A. from Harvard University.

Qualifications

We believe Ms. Battles possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive experience as a chief financial officer and as a board member of companies in the technology industry.

Andreas Bechtolsheim	Age: 66	Director Since: 2004

Committees: N/A

Experience

Mr. Bechtolsheim is one of our founders and has served as our Chairman since 2004 and as our Chief Development Officer since 2008. In 1982, Mr. Bechtolsheim co-founded Sun Microsystems, Inc., a manufacturer and seller of computers and computer software, which was acquired by Oracle Corporation in January 2010. In 1995, Mr. Bechtolsheim co-founded and was president and chief executive officer of Granite Systems, Inc., a manufacturer of Gigabit Ethernet switches, which was acquired by Cisco Systems, Inc. in 1996, and then at Cisco, Mr. Bechtolsheim served in various positions including vice president and general manager of the Gigabit Systems Business Unit. In 2003, Mr. Bechtolsheim became the president of Kealia, Inc., a developer of servers, which was acquired by Sun Microsystems, Inc. in April 2004. From April 2004 to October 2008, Mr. Bechtolsheim served as senior vice president and chief systems architect at Sun Microsystems, Inc. Mr. Bechtolsheim holds an M.S. degree in Computer Engineering from Carnegie Mellon University and was a Ph.D. Student in Electrical Engineering and Computer Science at Stanford University from 1977 to 1982.

Qualifications

We believe Mr. Bechtolsheim possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the networking industry and the operational insight and expertise he has accumulated as one of our founders and as our Chief Development Officer.

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Board of Directors and Corporate Governance

Jayshree Ullal	Age: 61	Director Since: 2008

Committees: N/A

Experience

Ms. Ullal has served as our President, Chief Executive Officer and a member of our board of directors since October 2008. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., with her last position as senior vice president of data center, switching and services group. Prior to that, Ms. Ullal was a vice president of marketing at Crescendo Communications, Inc., Cisco’s first acquisition in 1993. She has also held various product and engineering positions at Ungermann-Bass, Advanced Micro Devices, Inc. and Fairchild Semiconductor. Ms. Ullal has served as a member of the board of directors of Snowflake, Inc., a cloud-based data-warehousing company since June 2020. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award.

Qualifications

We believe that Ms. Ullal possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive experience in the networking industry and the operational insight and expertise she has accumulated as our President and Chief Executive Officer.

Lewis Chew	Age: 59	Director Since: 2021

Committees: Audit (Chair)

Experience

Mr. Chew has served as a member of our board of directors since July 2021. From June 2012 to October 2021, Mr. Chew served as executive vice president and chief financial officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company. From 2001 to 2011, Mr. Chew served as senior vice president and chief financial officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm. Since March 2020, Mr. Chew has served on the board of directors of Cadence Design Systems, Inc., a multinational computational software company, where he is chair of the audit committee. From 2009 to 2019, Mr. Chew served as a director of PG&E Corporation, an energy-based holding company, where he served as chair of both the public policy committee and the audit committee. Mr. Chew holds a B.S. degree in Accounting from the Leavey School of Business at Santa Clara University.

Qualifications

We believe Mr. Chew possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience as a senior executive of large technology companies and as a board member of two large public companies.

17

Board of Directors and Corporate Governance

Mark B. Templeton	Age: 69	Director Since: 2017

Committees: Audit Compensation

Experience

Mr. Templeton has served as a member of our board of directors since June 2017. Mr. Templeton served as the chief executive officer and a member of the board of directors of DigitalOcean, Inc., a cloud computing company from June 2018 to August 2019. Previously, he served as the president and/or chief executive officer and a member of the board of directors of Citrix Systems, Inc., a global provider of virtualization, mobility management, networking and software as service solutions, from January 1998 until his retirement in October 2015. Since July 2020, Mr. Templeton has served on the board of directors of Health Catalyst, Inc., a provider of data and analytics technology and services to health care organizations. Mr. Templeton served on the board of directors of Equifax, Inc. from February 2008 to November 2018 and Keysight Technologies, Inc. from November 2015 to July 2018. Mr. Templeton holds a B.A. degree in product design from North Carolina State University and an M.B.A. from the Darden School of Business at the University of Virginia.

Qualifications

We believe Mr. Templeton possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the networking industry and as chief executive officer and board member of companies in the technology industry.

Nikos Theodosopoulos	Age: 59	Director Since: 2014

Committees: Audit Nominating and Corporate Governance

Experience

Mr. Theodosopoulos has served as a member of our board of directors since March 2014. Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor, and consultant to the technology industry through his advisory firm NT Advisors LLC. He has worked with numerous companies ranging from startups, private equity funds and publicly traded companies in the areas of strategy, M&A, and investor positioning. From August 1995 through July 2012, Mr. Theodosopoulos served in various capacities with UBS, a provider of financial services, most recently as managing director of technology equity research. From April 1994 to August 1995, he served as senior equity research analyst for Bear, Stearns & Co. Inc., an investment banking firm that was acquired in 2008 by JPMorgan Chase. From September 1985 to April 1994, Mr. Theodosopoulos served in various capacities at AT&T Bell Laboratories and AT&T Network Systems, a provider of communications equipment. Mr. Theodosopoulos also serves on the supervisory board of ADVA Optical Networking SE, a provider of optical transport and Ethernet access solutions since December 2014. Mr. Theodosopoulos has served on the board of directors of Harmonic, Inc., a provider of video delivery infrastructure for emerging television and video services since March 2015. Mr. Theodosopoulos holds a B.S. degree in Electrical Engineering from Columbia University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. from NYU Stern School of Business.

Qualifications

We believe Mr. Theodosopoulos possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience as a consultant and advisor in the technology industry.

18

Board of Directors and Corporate Governance

Key Elements of Board Independence at Arista

Our board of directors’ independence enables it to be objective and critical in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has made the following determinations:

•	7/9 of the directors are independent: We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our employee directors, all directors are independent.

•	Committee independence: Only independent directors are members of board committees.

•	Executive sessions: Our independent directors meet in executive session at each board and Audit Committee meeting.

•	Lead independent director: Our lead independent director provides leadership to the board of directors and particularly to the independent directors.

•	Independent compensation consultant: The compensation consultant retained by the Compensation Committee is independent of the Company and management.

In making the determination that Mr. Giancarlo is independent, the board of directors considered the fact that Mr. Giancarlo is chief executive officer and a member of the board of directors of Pure Storage, Inc., and we sell products to and purchase products from Pure Storage, Inc. in the ordinary course of business. The board of directors determined that Mr. Giancarlo did not have a direct or indirect material interest in these transactions. Furthermore, payments made to us by Pure Storage, Inc. pursuant to such transactions did not exceed the greater of $1 million or 2% of Pure Storage, Inc.’s consolidated gross revenues in any of the last three fiscal years. As a result, the board of directors concluded that these transactions would not affect Mr. Giancarlo’s independence.

Director Commitments

Our board of directors recognizes that all members of our board of directors should dedicate sufficient time and attention to fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, our board of directors considers, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. In addition, prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the number of boards that the candidate serves on and considers whether those outside commitments may limit the ability of the candidate to devote sufficient time and attention to board duties.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our Company and supports the risk oversight function of the board. While the Chairman of our board of directors and our Chief Executive Officer roles are separate, our current Chairman, Andreas Bechtolsheim, is not independent under the listing standards of the New York Stock Exchange as a result of his employment with us. Our board of directors believes that, given the perspective and experience Mr. Bechtolsheim brings as one of our founders, Mr. Bechtolsheim’s service as our Chairman is appropriate and is in the best interests of our board of directors, our Company and our stockholders.

19

Board of Directors and Corporate Governance

Our Chief Executive Officer is responsible for setting the strategic direction of our Company, the general management and operation of the business and the guidance and oversight of senior management. The Chairman of our board of directors monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs.

Lead Independent Director

Recognizing the importance of strong independent oversight, our board of directors has appointed Mr. Scheinman to serve as our lead independent director.

While the Chairman directs the operations of the board of directors and is responsible for the overall management and effective functioning of the board of directors, the lead independent director provides leadership to the board of directors and particularly to the independent directors.

The lead independent director communicates with the Chief Executive Officer, disseminates information to the rest of the board of directors in a timely manner, and raises issues with management on behalf of the outside directors when appropriate. In addition, the lead independent director’s responsibilities include the following:

•	calling meetings of independent directors when necessary and appropriate;

•	being available, when appropriate, for consultation and direct communication with the Company’s stockholders;

•	building a productive relationship between the board of directors and the CEO;
•	ensuring that the board of directors fulfills its oversight responsibilities in Company strategy, risk oversight and succession planning; and

•	performing such other duties as the board of directors may from time to time designate.

Board Evaluation Process

Our board of directors seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought and intelligent debate on critical matters. The Nominating and Corporate Governance Committee oversees this process, which is led by the chair of the committee. Our board and committee evaluation process allows for annual assessment of our board practices and the opportunity to identify areas for improvement.

The annual assessment includes an evaluation of:

•	Board structure and composition

•	Board culture and relationship with management

•	Information received by the board

•	Quality of board meetings, board responsibilities and performance

•	Current topics

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Board of Directors and Corporate Governance

The following is an overview of the board evaluation process.

Board Meetings and Committees

During our fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Our Corporate Governance Guidelines set out that the Company encourages, but does not require, our directors to attend the annual meeting of stockholders. All of our board members attended our 2021 annual meeting.

Number of board and committee meetings held in 2021

21

Board of Directors and Corporate Governance

Our board of directors has three standing committees. Charters describing the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Governance section of our website at http://investors.arista.com. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

AUDIT COMMITTEE

Chair

Lewis Chew (since November 2021)

Ann Mather (until November 2021)

Members

Kelly Battles

Mark Templeton

Nikos Theodosopoulos

Independence/Qualifications:

•  All committee members are independent under the NYSE listing standards and the heightened independence requirements applicable to Audit Committee members under SEC rules

•  All committee members are financially literate in accordance with NYSE listing standards and qualify as Audit Committee financial experts under SEC rules

Key Responsibilities

•  Providing oversight of our accounting and financial reporting processes and the audit of our financial statements

•  Assisting the board of directors in oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) our internal accounting and financial controls, and (v) the organization and performance of our internal audit function

•  Serving as the Qualified Legal Compliance Committee to receive, evaluate, investigate and recommend appropriate responses, as applicable, with respect to any reports of evidence of material violations with regards to us

•  Providing to our board of directors such information and materials as it may deem necessary to make our board of directors aware of significant financial matters that require the attention of our board of directors

•  Preparing the report required by the SEC rules to be included in our proxy statement for the annual meeting of stockholders

•   Providing oversight and review of our risk management policies, including our investment policies

•  Reviewing and discussing with our management the adequacy and monitoring of our compliance programs with respect to legal, ethical and regulatory requirements, including our Code of Ethics and Business Conduct, compliance with anti-bribery and anti-corruption laws, and compliance with export laws

•  Reviewing reports from management on our internal compliance policies and procedures

•  Reviewing and discussing with management the Company’s policies and practices relating to environmental and social responsibility matters

•  Reviewing and discussing with management our information security policies and internal controls regarding information security

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Board of Directors and Corporate Governance

COMPENSATION COMMITTEE

Chair

Charles Giancarlo

Members

Daniel Scheinman

Mark Templeton

Independence/Qualifications:

•  All committee members are independent under the NYSE listing standards and the independence requirements applicable to Compensation Committee members under NYSE rules and the heightened independence requirements under SEC rules

Key Responsibilities

•  Providing oversight of our compensation policies, plans, benefits programs and overall compensation philosophy

•  Assisting our board of directors in discharging its responsibilities relating to (i) oversight of the compensation of our Chief Executive Officer and other executive officers, and (ii) approving and evaluating our executive officer compensation plans, policies and programs

•  Administering our equity compensation plans for our employees

•  Reviewing corporate goals and objectives relevant to the compensation of our executive officers, evaluating performance in light thereof, and considering factors related to our performance, including accomplishment of our long-term business and financial goals

•  Evaluating our compensation policies and practices with management to review the relationship between risk management policies and compensation and evaluate compensation policies and practices that could mitigate any such risk

•  Monitoring compliance with our stock ownership guidelines and clawback policy

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair Daniel Scheinman Members Charles Giancarlo Nikos Theodosopoulos Independence/Qualifications: • All committee members are independent under the NYSE listing standards and SEC rules

Key Responsibilities

•  Reviewing and making recommendations regarding corporate governance

•  Reviewing and making recommendations regarding the composition and size of our board of directors and its committees and determining relevant criteria for board membership, including integrity, diversity, independence, skills, education and business experience

•  Identifying, evaluating and nominating director candidates

•  Reviewing conflicts of interest

•  Reviewing and making recommendations regarding the education of our board of directors

•  Leading the annual performance review of the board of directors, its committees and management

•  Reviewing succession planning for our executive officers

23

Board of Directors and Corporate Governance

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Considerations in Evaluating Director Nominees

In accordance with the Company’s Corporate Governance Guidelines, in its evaluation of director candidates, including the members of the board of directors eligible for re-election, the Nominating and Corporate Governance Committee will consider: (a) the current size and composition of the board of directors, (b) the needs of the board of directors and the respective committees of the board of directors, (c) such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (d) other factors that the Nominating and Corporate Governance Committee may consider appropriate. The Nominating and Corporate Governance Committee will also consider gender and ethnicity composition requirements in accordance with applicable law. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (a) the highest personal and professional ethics and integrity, (b) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (c) skills that are complementary to those of the existing board of directors, (d) the ability to assist and support management and make significant contributions to the Company’s success, and (e) an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Below is a graphic summarizing the process for our board of directors to identify and review director candidates to join our board:

Mr. Chew, who was appointed to the board by our other directors in July 2021, was initially suggested to the Nominating and Corporate Governance Committee of the board for consideration as a potential director by a third party search firm retained by the Company to assist in identifying and evaluating potential director nominees for board membership.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will evaluate any recommendation for nominations to our board of directors in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider candidates for our board of directors recommended by stockholders holding at least the minimum amount in market value of the Company’s securities entitled to vote on the election of directors as set forth in applicable SEC rules and regulations prior to the date of the submission of the recommendation so long as such recommendations and nominations comply with the certificate of incorporation and bylaws of the Company and applicable laws, including SEC rules and regulations. Such recommendations must include information about the candidate, including but not limited to, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate acknowledging that as a member of our board of directors, the candidate will owe fiduciary duties to us and the stockholders. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our General Counsel or our Legal Department at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. To be timely for our 2023 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than February 4, 2023 and no later than March 6, 2023.

24

Board of Directors and Corporate Governance

Stockholder Outreach

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. Over the past year, our board of directors engaged with stockholders, including seeking and encouraging feedback from stockholders about our corporate governance practices by conducting stockholder outreach and engagement throughout the year.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel and Corporate Secretary at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Risk Management

Risk is inherent with every business and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces while our board of directors has responsibility for the oversight of risk management. Our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.

Our Audit Committee reviews the Company’s risk management processes and procedures, including our internal controls and procedures on financial reporting, our investment policies, and our compliance programs with respect to legal, ethical and regulatory requirements. The management and internal audit teams provide periodic updates on cybersecurity risks and other risks to the Audit Committee. Further, the Audit Committee receives reports and presentations from management on the Company’s risk assessment and mitigation programs, compliance matters, and cybersecurity activities, and the results of various internal audit projects. Key information is shared with the board of directors by the Audit Committee.

25

Board of Directors and Corporate Governance

The chart below illustrates the responsibilities of our board and board committees in overseeing risk in our operations.

BOARD OF DIRECTORS

•  Meets with CEO and other members of the senior management team at quarterly meetings of our board of directors where they discuss strategy and risks facing the Company

•  Confirms that the risk management processes designed and implemented by management are appropriate and functioning as designed

•  Reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, evaluates the risks inherent in significant transactions, and provides guidance to management

▶

AUDIT COMMITTEE

•  Assists in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance

•  Discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management

•  Reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures

•  Monitors certain key risks on a regular basis throughout the fiscal year, such as cybersecurity risk and risk associated with internal control over financial reporting and liquidity risk

•  Reviews the adequacy and monitoring of our compliance programs for legal, ethical and regulatory requirements

•  Reviews our risk management policies, including our investment policies

•  Reviews management reports on internal compliance policies and procedures

•  Reviews and discusses with management our policies and practices relating to environmental and social responsibility matters

•  Reviews and discusses with management our information security policies and internal controls regarding information security

▶

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•  Manages risks associated with board organization, membership and structure, corporate governance and succession planning

•  Reviews any conflicts of interest

▶	COMPENSATION COMMITTEE • Assesses risks created by the incentives inherent in our compensation policies • Evaluates compensation policies and practices that could mitigate risks

26

Board of Directors and Corporate Governance

Executive Talent Management and Succession Planning

Our board of directors places a high priority on senior management development and succession planning and recognizes that thoughtful succession planning is critical to creating long-term shareholder value.

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in consultation with the full board of directors, is primarily responsible for succession planning for the role of chief executive officer. In addition, the Nominating and Corporate Governance Committee monitors management’s succession plans for other key executives.

The Nominating and Corporate Governance Committee evaluates our key executives, discusses their development and develops succession plans with the view of ensuring that a strong pipeline of talent is being developed for planned or unplanned events. In addition, our lead independent director facilitates discussions among independent directors about succession planning at executive sessions.

Director Compensation

The following table provides information regarding the total compensation of each of our non-employee directors in 2021. Directors who are also our employees do not receive additional compensation for their service as directors. In particular, Jayshree Ullal, a named executive officer, and Andreas Bechtolsheim, an executive officer, did not receive additional compensation for their service as directors.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)

Kelly Battles	85,000	232,400	—	317,400

Lewis Chew(3)	42,500	222,704	—	265,204

Charles Giancarlo	97,000	—	—	97,000

Ann Mather	100,000	—	—	100,000

Daniel Scheinman	142,000	—	—	142,000

Mark Templeton	95,000	232,400	—	327,400

Nikos Theodosopoulos	95,000	232,400	—	327,400

(1)	The amounts reported represent the fees earned for service on our board of directors and committees of our board of directors for 2021.

(2)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of restricted stock units granted to non-employee directors during 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for restricted stock units is measured based on the closing price of Arista’s common stock on the date of grant. Mr. Chew received an award of 2,460 restricted stock units on July 19, 2021, the effective date of his appointment to the board. Each of Ms. Battles and Messrs. Templeton and Theodosopoulos received an award of 2,776 restricted stock units on June 1, 2021. The number of shares subject to each of these restricted stock unit awards has been adjusted to reflect our four-for-one stock split that was effective November 11, 2021.

(3)

Mr. Chew was appointed to our board of directors and the Audit Committee on July 19, 2021. The amounts reported represent the pro-rated cash retainer and equity grant earned for a partial year of service on our board of directors and the Audit Committee.

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Board of Directors and Corporate Governance

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2021.

Director	Stock Awards (#)(1)(2)	Option Awards (#)(2)

Kelly Battles	1,388	—

Lewis Chew	1,228	—

Charles Giancarlo	1,756	—

Ann Mather	1,756	1,668

Daniel Scheinman	1,756	—

Mark Templeton	1,388	—

Nikos Theodosopoulos	1,388	—

(1)	Represents the number of restricted stock units unvested as of December 31, 2021.

(2)	The stock and option awards have been adjusted to reflect our four-for-one stock split that was effective November 11, 2021.

With respect to 2021 board service, our board of directors approved compensation to each of our non-employee directors as follows:

•	a $75,000 cash retainer for general board service, except that our lead independent director received a $120,000 cash retainer;

•	a $25,000 cash retainer for chairing the Audit Committee;

•	a $12,000 cash retainer for chairing the Compensation Committee;

•	a $12,000 cash retainer for chairing the Nominating and Corporate Governance Committee;

•	a $10,000 cash retainer for non-chair service on each committee.

Prior to April 2020, under our outside director compensation policy, each non-employee director elected at an annual meeting was granted restricted stock units on the date of the annual meeting with a total value of $750,000 (based on the average closing stock price for the 30 trading day period ending on the applicable annual meeting) that vested quarterly over three years.

In April 2020, our Compensation Committee recommended, and our board of directors approved, a revised policy for annual equity grants to outside board members of restricted stock units with a total value of $225,000 (based on the average closing stock price for the 30 trading day period ending on the grant date) that vest quarterly (on each Company standard quarterly vesting date following the grant date) over one year and are subject to continued service on the board (the “Revised Director Equity Policy”). Grants under the Revised Director Equity Policy shall be automatic immediately following an applicable annual meeting. For our Class III non-employee directors, the annual equity grants began upon their election at the 2020 annual meeting; for our Class I non-employee directors, the annual equity grants began upon their election at the 2021 annual meeting; and for our Class II non-employee directors, the annual equity grants will begin upon their election at the Annual Meeting.

STOCK OWNERSHIP GUIDELINES

In April 2019, our board of directors adopted stock ownership guidelines that are designed to encourage our directors and our Chief Executive Officer to achieve and maintain a meaningful equity stake in our Company and more closely align their interests with those of our stockholders. The guidelines provide that our non-employee directors should accumulate and hold investment levels of three times the annual cash base retainer for service on the board of directors within five years from the later of the date of the adoption of the stock ownership guidelines or the date such director is appointed or elected.

All of our directors and our Chief Executive Officer are on track to meet these guidelines based on their current rate of stock accumulations in the time frames set out in the guidelines.

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PROPOSAL NO. 1	ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. However, our board of directors has resolved that the authorized number of directors will be decreased from nine to eight effective at the Annual Meeting in light of Ms. Mather’s term of office as a Class II director ending at the Annual Meeting. We are grateful for Ms. Mather’s distinguished service and leadership on the board and its committees throughout her tenure, including chairing the Audit Committee for over seven years.

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Charles Giancarlo and Daniel Scheinman, as nominees for election as Class II directors at the Annual Meeting. If elected, each of Charles Giancarlo and Daniel Scheinman will serve as Class II directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company.

For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of:

Charles Giancarlo and Daniel Scheinman have each consented to being a nominee and to serving as a director, if elected; however, in the event that a director nominee is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors is by plurality vote. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a withheld vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2	ADVISORY VOTE ON EXECUTIVE
COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Philosophy and Objectives” beginning on page 39 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL NO. 3	ADVISORY VOTE ON THE FREQUENCY
OF FUTURE ADVISORY VOTES ON
NAMED EXECUTIVE OFFICER
COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders each year. In formulating its recommendation, our board of directors considered that, while our compensation strategies are related to both short-term and longer-term business outcomes, compensation decisions are made annually and an annual advisory vote on executive compensation will allow stockholders to provide more frequent feedback on our compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the company, and we look forward to hearing from our stockholders on this proposal.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our named executive officer compensation should be held every year, two years or three years.

Our board of directors and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “ONE YEAR.”

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PROPOSAL NO. 4	RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. During our fiscal years ended December 31, 2021 and 2020, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY are expected to attend the Annual Meeting virtually and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of EY, our Audit Committee may reconsider the appointment of EY.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended December 31, 2020 and 2021.

	2020	2021

	(in thousands)

Audit Fees(1)	$2,559	$2,748

Audit-Related Fees(2)	—	—

Tax Compliance Fees(3)	1,042	842

Tax Advice and Planning Fees(4)	577	469

All Other Fees(5)	—	—

Total Fees	$4,178	$4,059

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Compliance Fees consist of fees for tax compliance and the preparation of original and amended tax returns and refund claims.

(4)	Tax Advice and Planning Fees consist of fees for tax advice and tax planning assistance, including non-recurring tax assistance in connection with acquisitions and intellectual property alignment.

(5)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2021, there were no other professional services provided by EY, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

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Proposal No. 4—Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services and fees paid to EY for our fiscal years ended December 31, 2020 and 2021 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of EY requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

33

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on the Governance section of our website at http://investors.arista.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and EY;

•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•	received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Lewis Chew (Chair)

Kelly Battles

Mark Templeton

Nikos Theodosopoulos

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

34

 EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 6, 2022. Officers are appointed by our board of directors to hold office until their successors are appointed. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Jayshree Ullal	61	Chief Executive Officer, President and Director

Andreas Bechtolsheim	66	Founder, Chief Development Officer, Director and Chairman of the Board of Directors

Ita Brennan	55	Senior Vice President, Chief Financial Officer

Kenneth Duda	50	Founder, Chief Technology Officer and Senior Vice President, Software Engineering

John McCool	62	Chief Platform Officer, Senior Vice President of Engineering Operations

Anshul Sadana	45	Chief Operating Officer

Marc Taxay	53	Senior Vice President, General Counsel

For biographical information about Ms. Ullal and Mr. Bechtolsheim, please see “Board of Directors and Corporate Governance-Continuing Directors.”

Ita Brennan

Ms. Brennan joined Arista Networks, Inc. in May 2015 as Senior Vice President and Chief Financial Officer. From February 2014 to May 2015, Ms. Brennan served as chief financial officer of a stealth start up firm in the energy sector. Prior to that, Ms. Brennan held various roles at Infinera Corporation, an intelligent transport networking company, most recently as chief financial officer from July 2010 to February 2014 and vice president of finance and corporate controller from July 2006 to July 2010. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including vice president of finance for the company’s worldwide operations. Ms. Brennan has been a member of the board of directors of Cadence Design Systems, Inc., a multinational computational software company, since March 2020, and a member of the board of directors of Planet Labs PBC, an Earth-imaging satellite company, since June 2021, where she also serves as chair of the audit committee. She previously served as a member of the board of directors of LogMeIn, Inc., a provider of web-based remote access software and services from November 2018 to August 2020. Ms. Brennan is a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte and Touche, having worked at the firm in both Ireland and the U.S.

Kenneth Duda

Mr. Duda is one of our founders and has served in various roles with us from 2004 to present. Since September 2011, Mr. Duda has served as our Chief Technology Officer and Senior Vice President of Software Engineering. From April 1999 to October 2004, Mr. Duda served as chief technology officer of There, Inc., a virtual worlds company. From September 1996 to April 1999, Mr. Duda was leading the software development of the switch kernel for the Gigabit System Business Unit with Cisco Systems, Inc. Mr. Duda holds B.S. and M.S. degrees in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. degree in Computer Science from Stanford University.

35

Executive Officers

John McCool

Mr. McCool joined Arista Networks, Inc. in March 2017 as Chief Platform Officer and Senior Vice President of Engineering and Operations. From 2014 to 2017, Mr. McCool served as senior vice president and general manager of DSDD, a DellEMC business, a products, services and solutions provider for information management and storage. From 2013 to 2014, Mr. McCool served as president and chief executive officer of Firetide, Inc., a provider of wireless mesh networks. From 1996 to 2013, Mr. McCool served in various positions at Cisco Systems, Inc., including senior vice president and general manager for the data center switching and services group with his last position as senior vice president—global sales, enterprise segment. Mr. McCool holds a B.S. degree in Electrical Engineering from Drexel University and an M.S. degree in Computer Engineering from Santa Clara University.

Anshul Sadana

Mr. Sadana has served as our Chief Operating Officer since March 2019. He served as our Chief Customer Officer from October 2016 through February 2019. From January 2012 to September 2016, Mr. Sadana served as our Senior Vice President of Customer Engineering. From July 2007 to December 2011, Mr. Sadana served in various other positions with us including Vice President of Customer Engineering. From November 1999 to July 2007, Mr. Sadana was the senior engineering manager of Gigabit Switching Business Unit at Cisco Systems, Inc. Mr. Sadana holds a B.E. degree in Electronics from the University of Mumbai, an M.S. degree in Computer Science from the University of Illinois at Chicago and an executive M.B.A. degree from the Wharton School of Business.

Marc Taxay

Mr. Taxay has served as our Senior Vice President, General Counsel since March 2016 and as our General Counsel since February 2013. From 2007 to 2013, Mr. Taxay served as the senior vice president and general counsel of MedeAnalytics, Inc., a healthcare analytics company. From 2006 to 2007, Mr. Taxay served as the assistant general counsel of Coremetrics, Inc. a digital marketing company. From 2002 to 2006, Mr. Taxay worked as a partner at Cohen & Grigsby. Mr. Taxay holds a B.A. degree in Political Science and a J.D. from The University of Michigan.

36

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation provided to those individuals who are our named executive officers for our fiscal year ended December 31, 2021 (our “Named Executive Officers”) is set forth in detail in the Fiscal 2021 Summary Compensation Table and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide to our Named Executive Officers. In addition, we explain how and why the Compensation Committee of our board of directors arrived at the specific compensation policies and decisions for our Named Executive Officers. The following are the individuals who served as our Named Executive Officers for fiscal 2021:

•	Jayshree Ullal, our President and Chief Executive Officer;

•	Ita Brennan, our Chief Financial Officer;

•	Kenneth Duda, our Chief Technology Officer and Senior Vice President of Software Engineering;
•	Anshul Sadana, our Chief Operating Officer; and

•	Marc Taxay, our Senior Vice President, General Counsel

Our board of directors has delegated to the Compensation Committee authority and responsibility for establishing and overseeing salaries, administering the incentive compensation programs, and establishing and overseeing other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population and for overseeing and administering our equity incentive and benefits plans.

The following compensation governance standards in our executive compensation policies and practices are currently in effect:

What We Do	What We Do Not Do

   Annual Review. Annual review of our executive compensation program.

   Performance-Based Equity. In 2020, we introduced performance-based equity as a significant part of our compensation program to our Chief Executive Officer, and in 2021, we expanded performance-based equity as a significant part of our compensation program for our other Named Executive Officers as well.

   Independence. Our Compensation Committee is made up solely of independent directors and makes all executive compensation decisions.

   Compensation Consultant. Our Compensation Committee engages its own independent compensation consultant to assist with its compensation reviews.

   Stock Ownership Guidelines. To align our Chief Executive Officer’s long-term interests with those of our stockholders, our Chief Executive Officer is required to own specified minimum levels of Company stock.

   Clawback Policy. We may seek the recovery of cash incentive compensation and performance-based equity compensation paid to our executive officers.

  No Executive-Only Retirement Programs. We do not offer pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers, other than the plans generally available to all employees.

  No Excise Tax Gross-Ups. We do not offer golden parachute tax gross-ups to any of our Named Executive Officers or other executive officers.

  No “Single-Trigger” Benefits and Limited “Double-Trigger” Benefits. Potential change in control payments and benefits are limited in nature and are received only in connection with the termination of employment without cause or for good reason in connection with or following a change in control.

37

Executive Compensation

Overview

FISCAL 2021 BUSINESS HIGHLIGHTS

Our executive compensation program is designed to align the compensation of our executives with our operating and financial performance and create value for our stockholders. Accordingly, you should consider our executive compensation decisions in the context of our financial and operational performance during fiscal 2021, including:

Revenue

Revenue for our fiscal 2021 was $2.95 billion, representing an increase of 27.2% compared to fiscal 2020, and 6.7% above our internal targets set at the beginning of the year. This outperformance reflected strong sales to our enterprise and other cloud and service provider customers throughout the year. In addition, we experienced healthy qualification and order activity with our cloud titan customers in the second half of 2021 as we ramped production of our next generation products. We exited the year with over 8,000 customers and continue to add new customers and expand and diversify our market position.

Operating Income

Our non-GAAP operating income for fiscal 2021 was $1.14 billion or 38.7% of revenue, representing a 30.3% increase compared to fiscal 2020 and 10.6% above our internal targets set at the beginning of the year. This outperformance reflected the benefit of increased revenue growth and careful expense management throughout the year. The ratio of non-GAAP operating income to revenue is a key metric for our stockholders as it provides a consistent measure of the profitability of our business and as a result we used non-GAAP operating income as a metric in our 2021 Bonus Plan (as defined below).

Product Innovations

In 2021, Arista expanded the Arista EOS® network stack with the introduction of Network Data Lake (NetDLTM) for data-driven cloud networking. Arista introduced a new zero trust security framework, Multi-Domain Macro-Segmentation Service, a suite of capabilities for integrating security policy with the network through open and consistent network segmentation. Arista expanded its Cognitive Campus with the latest generation Wi-Fi 6E solution to meet enterprise IoT and collaborative applications requirements. Arista expanded 400G for enterprise and cloud customers with the next generation of the 7050X and 7060X Series; providing performance and cost benefits for customers of all sizes as they transition to 400G networks.

38

Executive Compensation

FISCAL 2021 EXECUTIVE COMPENSATION HIGHLIGHTS

As reflected in our general compensation philosophy and objectives, our executive compensation program is intended to reward performance, attract and retain key personnel and increase stockholder value. In light of our financial performance as described in the “Fiscal 2021 Business Highlights” section above, our fiscal 2021 executive compensation program was intended to reward performance against our financial and key business objectives and incentivize successful performance in these areas. Accordingly, our key executive compensation actions in fiscal 2021 advanced these objectives:

•	No Base Salary Increases—We did not increase base salaries for our Named Executive Officers.

•	Annual Bonuses Reflecting Pay for Performance—As noted above, in fiscal 2021 we achieved revenue of approximately $2.95 billion representing an increase of 27.2% compared to fiscal 2020, and 6.7% above our internal targets, combined with Operating Income of $1.14 billion an increase of 30.3% from 2020 and 10.6% above our internal targets.

In addition to this financial performance, we made significant progress on our business diversification goals with strong growth in our enterprise and provider businesses. We demonstrated continued excellence in product quality, innovation and support as demonstrated by healthy new product qualification and order activity with our cloud titan customers. Performance across all of these metrics resulted in payments to our Named Executive Officers under the 2021 Bonus Plan.

•	Equity Awards Promoting Our Stockholders’ Interests—Long-term equity incentives constitute a significant majority of compensation paid to Named Executive Officers in 2021. Long-term equity incentives align the interests of executives with those of our stockholders.

•	Equity Awards Subject to Achievement—Performance-based equity was continued as an important portion of our executive compensation program for our Chief Executive Officer, and implemented for all of our other Named Executive Officers.

Effect of Most Recent Stockholder Advisory Vote on Executive Compensation

Our Compensation Committee considers the results of the annual stockholder advisory vote on the compensation of our Named Executive Officers and stockholder feedback on our executive compensation program as part of its annual executive compensation review. At our 2021 annual meeting of stockholders, approximately 90.4% of the votes cast approved the compensation program for our Named Executive Officers as described in our 2021 proxy statement. Based on this strong stockholder support, our Compensation Committee determined not to make significant changes to our existing executive compensation program and policies, except that our Compensation Committee extended the performance-based equity component of our executive compensation program in the form of performance-based restricted stock units (“PRSUs”) that was implemented for only our Chief Executive Officer in 2020 to all of our Named Executive Officers. Our Compensation Committee continues to evaluate the executive compensation program and policies to determine the most appropriate ways of effecting our executive compensation philosophy and objectives. Our Compensation Committee currently intends to continue to consider the results of the annual advisory vote on executive compensation and stockholder feedback as data points in making executive compensation decisions.

Executive Compensation Philosophy and Objectives

We operate in a highly competitive business environment, which is characterized by frequent technological advances. To successfully grow our business in this dynamic environment, we must continually develop and refine our products and services to stay ahead of our competitors. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals. We compete with other companies in our industry and other technology companies in the Silicon Valley to attract and retain a skilled management team. To attract and retain qualified executive candidates, our Compensation Committee recognizes that it needs to develop competitive compensation packages. At the same time, our Compensation Committee is sensitive to the need to integrate new Named Executive Officers into our executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. To meet this challenge, we have embraced a compensation philosophy of offering our Named Executive Officers a competitive total compensation program, which we view as the sum of base salary, cash performance-based incentives, equity compensation and employee benefits, each of which recognizes and rewards individual performance and contributions to our success, allowing us to attract, retain, and motivate talented executives with the skills and abilities needed to drive our desired business results.

39

Executive Compensation

The specific objectives of our executive compensation program are to:

•	reward the successful achievement of our financial growth objectives;

•	drive the development of a successful and profitable business;

•	attract, motivate, reward, and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that have the potential to reward individual achievement as well as contributions to our overall success; and

•	create value for our stockholders.

COMPENSATION PROGRAM DESIGN

Our executive compensation program for fiscal 2021 reflected our stage of development as a growing publicly traded company. Accordingly, the compensation of our Named Executive Officers consisted of base salary, a short-term cash incentive compensation opportunity, long-term equity compensation in the form of PRSUs for our Chief Executive Officer and both PRSUs and time-based restricted stock units (“RSUs”) for our other Named Executive Officers, and certain employee health and welfare benefits.

We offer cash compensation in the form of base salaries and cash incentive compensation opportunities with an annual payment component. Typically, we have structured our annual cash incentive compensation opportunities to focus on the achievement of specific short-term financial and operational objectives that will further our longer-term growth objectives.

Additionally, equity awards for shares of our common stock serve as a key component of our executive compensation program. For 2021, we granted (i) PRSUs (which become eligible to vest only if the threshold performance is achieved) to all of our Named Executive Officers and (ii) RSUs (which provide certain value to recipients and limit dilution to our stockholders) to our Named Executive Officers other than our Chief Executive Officer. In the future, we may introduce other forms of equity awards, as we deem appropriate, into our executive compensation program to offer our Named Executive Officers additional types of long-term incentive compensation that further the objective of aligning the recipient’s interests with those of our stockholders.

Finally, we offer executives standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, flexible spending accounts, life insurance and 401(k) plans.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation or between cash and non-cash compensation, although we use competitive market data to understand the competitive market framework for pay mix. Within this overall framework, our Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each Named Executive Officer’s compensation package as a whole and its relative value in comparison to our other Named Executive Officers.

Our Compensation Committee evaluates our compensation philosophy and executive compensation program as circumstances require, and reviews executive compensation annually. As part of this review, we expect that our Compensation Committee will apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive and that we meet our retention objectives, as well as the cost to us if we were required to find a replacement for a key executive officer.

COMPENSATION-SETTING PROCESS

Role of our Compensation Committee

Compensation decisions for our executives are made by our Compensation Committee. Currently, our Compensation Committee is responsible for reviewing, evaluating and approving the compensation arrangements, plans, policies, and practices for our Named Executive Officers and overseeing and administering our cash-based and equity-based compensation plans.

Each fiscal year, our Compensation Committee, after consulting with our management team and its compensation consultant, establishes our corporate performance objectives and makes decisions with respect to any base salary adjustment, and approves the corporate performance objectives and target annual cash incentive compensation opportunities and equity awards for our executive officers, including our Named Executive Officers, for the upcoming fiscal year. With respect to (i) our cash incentive compensation plan and (ii) the performance-based equity grant to our Named Executive Officers in 2021, our Compensation Committee determines the applicable goals for each corporate performance objective used for the applicable year.

Our Compensation Committee reviews our executive compensation program from time to time, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements.

40

Executive Compensation

Role of Management

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our Chief Executive Officer and our Vice President, Global Human Resources. Typically, our management team (together with our compensation consultant) assists our Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.

Typically, except with respect to her own compensation, our Chief Executive Officer will make recommendations to our Compensation Committee regarding compensation matters, including the compensation of our executive officers. Our Chief Executive Officer also participates in meetings of our Compensation Committee, except with respect to discussions involving her own compensation in which case she leaves the meeting.

While our Compensation Committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in our Compensation Committee’s decision-making process.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with carrying out its duties.

In fiscal 2021, our Compensation Committee continued to engage AON, a national compensation consulting firm, to assist us in executing our executive compensation strategy and guiding principles, assessing current executive total compensation levels against competitive market practices, developing a compensation peer group and advising on potential executive compensation decisions for fiscal 2021. Our Compensation Committee provided AON with instructions regarding the goals of our executive compensation program and the parameters of the competitive review of executive officer compensation packages that it was to conduct. In particular, the Compensation Committee instructed AON to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive relative to market comparables. The Compensation Committee further instructed AON to evaluate the following components to assist the Compensation Committee in establishing fiscal 2021 compensation: base salary; target and actual annual incentive compensation; target and actual total cash compensation (base salary and annual incentive compensation); long-term incentive compensation (equity awards); target and actual total direct compensation (base salary, annual incentive compensation and long-term incentive compensation); and beneficial ownership of our common stock.

AON does not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of AON taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the New York Stock Exchange, and has concluded that no conflict of interest exists with respect to the work that AON performs for our Compensation Committee.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and to assist in setting compensation levels, AON provided market data for the compensation peer group approved by our Compensation Committee.

Competitive Positioning

In fiscal 2021, our Compensation Committee continued to compare and analyze our executive compensation program with that of a formal compensation peer group of companies.

In fiscal 2020, our Compensation Committee reviewed our executive compensation peer group, highlighting potential outliers in the existing group and considering a broader screen of the technology market. In considering an updated peer group, our Compensation Committee considered the following criteria: (i) companies in the computer networking, communication products/services and software sectors with a focus on growing technology companies; (ii) companies with revenues between $1 billion to $5.5 billion (approximately 0.5x to 2.5x of our then-current trailing 12-month revenue); (iii) companies with market capitalization generally between $5 and $35 billion (approximately 0.3x to 2x of our then-current market capitalization); and (iv) companies with positive revenue growth. As a result, the following group was our executive compensation peer group for fiscal 2021 compensatory decisions made prior to July 19, 2021:

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Executive Compensation

Executive Compensation Peer Group from July 20, 2020 to July 18, 2021

Akamai Technologies	F5	Nutanix	Twitter

Autodesk	Fortinet	Palo Alto Networks	VMWare

Citrix Systems	Juniper Networks	ServiceNow	Workday

Dropbox	NetApp	Splunk

With respect to fiscal 2021 executive compensation decisions made on and following July 19, 2021, our Compensation Committee reconsidered the peer group, highlighting potential outliers in the existing group and adjusting for changes in our market capitalization. In considering an updated peer group, our Compensation Committee considered the following criteria: (i) companies in the computer networking, communication products/services and software sectors with a focus on growing technology companies; (ii) companies with revenues between $1 billion to $5.5 billion (approximately 0.5x to 2.5x of our then-current trailing 12-month revenue); (iii) companies with market capitalization generally between $8 and $52 billion (approximately 0.3x to 2x of our then-current market capitalization); and (iv) companies with positive revenue growth, with a preference for companies at or above 10% revenue growth. As a result, the following group was our executive compensation peer group for fiscal 2021 compensatory decisions made on and following July 19, 2021:

Executive Compensation Peer Group on and following July 19, 2021

Akamai Technologies	F5	Nutanix	Twitter

Autodesk	Fortinet	Palo Alto Networks	VMWare

Citrix Systems	Juniper Networks	ServiceNow	Workday

Dropbox	NetApp	Splunk

As a result of changes in our compensation peer group, we positioned at the 21st percentile in terms of revenue and the 53rd percentile in terms of market capitalization.

AON provides our Compensation Committee with market data from our compensation peer group regarding each element of our executive compensation program. However, our Compensation Committee does not benchmark in our compensation peer group with respect to any particular element of compensation.

Executive Compensation Program Components

For 2021, the portion of our Named Executive Officers’ actual total direct compensation (which consists of the base salaries and annual cash incentive plan compensation paid to our Named Executive Officers with respect to 2021 and the grant-date fair values of the equity awards granted to our Named Executive Officers in 2021, with each such value calculated in the same manner as set forth in our Fiscal 2021 Summary Compensation Table below) represented by each material component of our executive compensation program was as follows:

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Executive Compensation

The following describes each component of our executive compensation program, the rationale for each, and how the compensation amounts and awards were determined for fiscal 2021.

Base Salary. Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our Named Executive Officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent.

Our Compensation Committee reviews the base salaries of each Named Executive Officer annually and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion), and market conditions. We typically establish the initial base salary of a Named Executive Officer through arm’s-length negotiation at the time, after taking into consideration his or her position, qualifications, experience, salary expectations, and the base salaries of our other executives.

For fiscal 2021, our Compensation Committee determined not to make any changes to the base salaries of our Named Executive Officers (which were generally below the market 25th percentile in our compensation peer group) as it thought the base salary levels continued to be appropriate.

Our Named Executive Officers’ base salaries for fiscal 2021 were as follows:

Named Executive Officer	Base Salary through 2021

Jayshree Ullal	$300,000

Ita Brennan	$300,000

Kenneth Duda	$300,000

Anshul Sadana	$300,000

Marc Taxay	$300,000

Annual Cash Incentive Compensation; 2021 Bonus Plan

We use cash incentive compensation under our omnibus Employee Incentive Plan to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial and key operational objectives, while making progress towards our longer-term strategic goals. Each fiscal year, our Compensation Committee sets the terms and conditions of the Employee Incentive Plan for that fiscal year, which identifies the plan participants and establishes the target cash incentive opportunity for each participant, the performance measures to be used to determine whether to make payouts related to the fiscal year and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. Typically, cash incentive payouts have been determined after the end of the applicable performance period based on our performance against one or more financial and operational performance objectives for the performance period as set forth in our annual operating plan.

In February 2021, our Compensation Committee set the terms and conditions of the Employee Incentive Plan for fiscal 2021 (the “2021 Bonus Plan”). The 2021 Bonus Plan included financial performance metrics for revenue and non-GAAP operating income for the year. These two financial metrics determine the funding of the overall bonus pool available for distribution. No payout would be made under the plan if achievement of the revenue metric was below 85% of target.

Once the overall funding level of the 2021 Bonus Plan was determined as outlined above, our Compensation Committee would evaluate performance for each of our Named Executive Officers. In determining the payout for each Named Executive Officer, our Compensation Committee would consider factors including: (A) contribution of the individual to the achievement of the quantitative financial measures set forth above regarding the funding of the overall bonus pool; (B) achievement against additional objectives related to the future growth of our business, including ability to diversify and deliver in new markets; (C) consistent execution on product quality, innovation and support; and (D) overall individual performance. The 2021 Bonus Plan provided for a single annual payout to each participant following the end of fiscal 2021 after our Compensation Committee evaluated corporate and individual performance as outlined above.

For purposes of our 2021 Bonus Plan, we define revenue in accordance with GAAP, and non-GAAP operating income as GAAP operating income, less stock-based compensation expenses, other non-recurring items, one time acquisition related costs and the amortization of intangible assets. A reconciliation of the non-GAAP financial metrics to the related GAAP financial measure is set forth in our quarterly and annual press release announcing our financial results for the fourth quarter and fiscal 2021.

Our Compensation Committee approved the following preliminary targets for the 2021 annual cash incentive compensation of our Named Executive Officers (which provided each of our Named Executive Officers with target total cash compensation around or below

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Executive Compensation

the market 25th percentile in our compensation peer group). For our Chief Executive Officer, this target was 100% of base salary, while the targets for our other Named Executive Officers was 60% of base salary. These targets are not strict targets and merely inform the aggregate of bonuses that will be accrued for financial accounting purposes. Once a total incentive pool is accrued for all participants in the 2021 Bonus Plan, our Compensation Committee looks at the performance for the year across the key metrics discussed above and factors in individual performance and market comparable compensation in our peer group in determining a total incentive paid to each Named Executive Officer.

For fiscal 2021, we achieved revenue of approximately $2.95 billion (an increase of 27.2% from 2020, and above our plan target by 6.7%). In addition, we achieved non-GAAP operating income of approximately $1.14 billion (an increase of 30.3% from 2020, and above our plan target by 10.6%). Our Compensation Committee considered our overall achievement against these key metrics and determined it was appropriate to fund the 2021 Bonus Plan at a level of 122% resulting in an increased bonus accrual of $10 million, the accrual of which is included in the above financial results.

Following the funding of the 2021 Bonus Plan based on the financial metrics outlined above, our Compensation Committee looked at performance with respect to the other key metrics including diversification and delivery into new markets, product quality, innovation and support, and individual performance. Our Compensation Committee considered that we made significant progress against our business diversification goals during the year with strong growth in our enterprise and provider businesses. We also demonstrated continued excellence in product quality, innovation and support as demonstrated by healthy new product qualification and order activity with our cloud titan customers in the second half of 2021.

Given our overall financial performance for the year and the significant progress made against our non-financial objectives for the year combined with our Compensation Committee’s determination of individual performance for each of our Named Executive Officers and including consideration of our total cash compensation being around or below the 25th percentile of compensation of our peer group, the total payouts to our Named Executive Officers under the 2021 Bonus Plan were made as set forth below.

Named Executive Officer	Actual Incentive Compensation

Jayshree Ullal	$300,000

Ita Brennan	$250,000

Kenneth Duda	$225,000

Anshul Sadana	$400,000

Marc Taxay	$220,000

Equity Compensation

We use equity awards to incentivize and reward our executives (including our Named Executive Officers) for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executives with those of our stockholders. We grant stock options covering shares of our common stock and full value awards for shares of our common stock, or awards without a purchase price, such as RSU awards.

New hire, or initial, equity awards for our executives are established through arm’s-length negotiations at the time the individual executive is hired. In making these awards, we consider, among other things, the prospective role and responsibility of the individual executive, competitive factors, the expectations concerning the size of the equity award, the cash compensation to be received by the executive, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In addition, we grant equity awards to our executives when our Compensation Committee determines that such awards are necessary or appropriate to recognize corporate and individual performance, in recognition of a promotion, or to achieve our retention objectives. To date, we have not applied a rigid formula in determining the size of these equity awards. Instead, our Compensation Committee has determined the size of such equity awards for an individual executive after taking into consideration market data compiled from our compensation peer group, a compensation analysis performed by AON, the equity award recommendations of our Chief Executive Officer, the scope of an executive’s performance, contributions, responsibilities, and experience, and the amount of equity compensation held by the executive, including the current economic value of his outstanding unvested equity awards and the ability of this equity to satisfy our retention objectives, market conditions, and internal equity considerations. In making its award decisions, our Compensation Committee has exercised its judgment and discretion to set the size of each award at a level it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. Equity awards to our named executive officers typically have multi-year vesting periods of four or more years.

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Executive Compensation

In fiscal years prior to 2020, we provided equity compensation to our Named Executive Officers in a mix of options and RSUs. In fiscal 2020, we provided equity compensation to our Chief Executive Officer in PRSUs only, and to our Named Executive Officers other than our Chief Executive Officer in RSUs only.

For fiscal 2021, our Compensation Committee again provided equity compensation to our Chief Executive Officer in PRSUs only, but provided a mix of PRSUs and RSUs to our Named Executive Officers other than our Chief Executive Officer. Our Compensation Committee determined that this program would best incentivize our Named Executive Officers to drive stockholder value creation, while also satisfying the need to deliver certain value to our Named Executive Officers other than our Chief Executive Officer. The mix between PRSUs and RSUs was approximately 40% PRSUs and 60% RSUs, which our Compensation Committee determined were proportions that provide appropriate incentives to retain and motivate our Named Executive Officers other than our Chief Executive Officer and help to achieve success in our business. In determining the size of awards to our Named Executive Officers, our Compensation Committee considered market compensation data from our peer group, the unvested equity held by each of these Named Executive Officers and the Named Executive Officer’s expected future contributions to the Company and towards growing stockholder value.

2021 Performance-Based Awards Grant and Achievement

In February 2021, we granted performance-based awards of PRSUs to our Named Executive Officers to incentivize our Named Executive Officers and drive stockholder value creation. The table below describes the PRSUs granted to our Named Executive Officers (as adjusted to reflect our four-for-one stock split that was effective November 11, 2021). The intended value was converted into a target number of PRSUs using a 30-day average trading price in accordance with our standard practices.

Named Executive Officer	Target Number of PRSUs	Intended Value

Jayshree Ullal	200,000	$14,900,000

Ita Brennan	13,080	$1,000,000

Kenneth Duda	9,160	$700,000

Anshul Sadana	22,840	$1,750,000

Marc Taxay	9,160	$700,000

The metrics, targets, and actual performance and resulting payout for our Named Executive Officers’ fiscal 2021 PRSUs are shown in the following table:

Performance Period: January 1, 2021 – December 31, 2021

Metrics	Weight	Performance Range		Payout	Results

		Minimum:	$2.6 billion	50%
Revenue	50%	Target:	$2.76 billion	100%	$2.95 billion
		Maximum:	$3.0 billion	200%

		Minimum:	$900 million	50%
Non-GAAP Operating Income	50%	Target:	$1.0 billion	100%	$1.14 billion
		Maximum:	$1.1 billion	200%

The number of PRSUs determined based on actual achievement as described above became eligible to vest upon determination of achievement. In the case of our Chief Executive Officer, 25% of PRSUs that became eligible to vest vested on the first quarterly vesting date after the date the level of achievement of the performance goals was determined, and the remainder of the PRSUs that become eligible to vest will vest in equal quarterly installments over an additional 3 years. In the case of our other Named Executive Officers, 33% of the PRSUs that became eligible to vest vested on the first quarterly vesting date after the date the level of achievement of the performance goals was determined, and the remainder of the PRSUs that become eligible to vest will vest in equal quarterly installments over an additional 2 years.

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Executive Compensation

For fiscal 2021, our revenue was $2.95 billion, above the target goal but below the maximum goal. Our non-GAAP operating income was $1.14 billion, above the maximum goal. As a result of this achievement, PRSUs became eligible to vest as follows:

	Number of PRSUs Eligible to Vest

Named Executive Officer	Revenue PRSUs	Non-GAAP Operating Income PRSUs

Jayshree Ullal	178,400	200,000

Ita Brennan	11,667	13,080

Kenneth Duda	8,170	9,160

Anshul Sadana	20,373	22,840

Marc Taxay	8,170	9,160

2021 Time-Based Awards Grant

In February 2021, we also granted RSUs to our Named Executive Officers other than our Chief Executive Officer. To promote retention, the awards vest in equal quarterly installments over a period of approximately 4 years beginning February 2022.

The numbers of shares of our common stock covered by each RSU award granted to our Named Executive Officers in 2021 were as set forth in the chart below (as adjusted to reflect our four-for-one stock split that was effective November 11, 2021). The intended value was converted into RSUs using a 30-day average trading price in accordance with our standard practices.

Named Executive Officer	RSUs	Intended Value

Ita Brennan	29,360	$2,250,000

Kenneth Duda	22,840	$1,750,000

Anshul Sadana	52,200	$4,000,000

Marc Taxay	20,880	$1,600,000

WELFARE AND OTHER EMPLOYEE BENEFITS

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. In 2021, we made matching contributions for the contributions made to the 401(k) plan by our employees, including our Named Executive Officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”), so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include standard health, vacation and other benefits offered to our employees.

PERQUISITES AND OTHER PERSONAL BENEFITS

We generally do not provide perquisites to our Named Executive Officers or other personal benefits beyond what is provided to employees on a broad basis.

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Executive Compensation

Executive Officer Employment Arrangements

JAYSHREE ULLAL OFFER LETTER

We have entered into an offer letter with Jayshree Ullal, our President and Chief Executive Officer, pursuant to which Ms. Ullal is an at-will employee. Ms. Ullal’s current annual base salary is $300,000 per year, and her target annual bonus is targeted at $300,000. Ms. Ullal is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

ITA BRENNAN OFFER LETTER & SEVERANCE AGREEMENT

Ms. Brennan joined us as our new Chief Financial Officer in May 2015. We have entered into an offer letter with Ms. Brennan that provides that she is an at-will employee. Ms. Brennan currently receives a base salary of $300,000 per year, and her annual bonus is targeted at $180,000. Ms. Brennan is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

In addition, we entered into a severance agreement with Ms. Brennan, effective May 2015. The severance agreement provides that if Ms. Brennan’s employment is involuntarily terminated other than for “cause” (as generally defined below) or if Ms. Brennan resigns for “good reason” (as generally defined below) then, subject to her execution of a release of claims, Ms. Brennan will receive continuing payments of her base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Ms. Brennan remained employed with us for 12 months following her termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards (and for any equity awards that vest based on the achievement of performance criteria, assuming the performance criteria had been achieved at target levels for the relevant performance periods), if greater than the acceleration benefit described in the previous sentence.

For purposes of the severance agreement with Ms. Brennan, “cause” means generally:

•	an act of dishonesty made by her in connection with her responsibilities as an employee;

•	her conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

•	her gross misconduct;

•	her unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom she owes a duty of non-disclosure as a result of her relationship with us;

•	her willful breach of any obligations under any written agreement or covenant with us; or

•	her continued failure to perform her duties after a demand from us setting the basis of our belief and failure to cure within 10 business days after receiving such notice.

For purposes of the severance agreement with Ms. Brennan, “good reason” means generally a resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without her consent:

•	a material diminution of her authority, duties or responsibilities (which includes a reduction in authority, duties or responsibilities in connection with our being acquired and made part of a larger entity);

•	a material reduction of her base salary (which excludes a reduction in her base salary of 15% or less in any one year) other than a reduction applied to management generally; or

•	a material change in the geographic location of her primary work facility or location (which excludes a relocation of less than 50 miles from her then-present location).

Ms. Brennan must provide written notice within 90 days of the initial existence of good reason and provide a cure period of 30 days following the date of such notice.

ANSHUL SADANA OFFER LETTER

We have entered into an offer letter with Anshul Sadana, our Chief Operating Officer, pursuant to which Mr. Sadana is an at-will employee. Mr. Sadana’s current annual base salary is $300,000 per year, and his annual bonus is targeted at $180,000, which does not consider the over-performance pool. Mr. Sadana is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

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Executive Compensation

KENNETH DUDA OFFER LETTER

We have entered into an offer letter with Kenneth Duda, our Chief Technology Officer and Senior Vice President, Software Engineering, pursuant to which Mr. Duda is an at-will employee. Mr. Duda’s current annual base salary is $300,000 per year, and his annual bonus is targeted at $180,000. Mr. Duda is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

MARC TAXAY OFFER LETTER & SEVERANCE AGREEMENT

We have entered into an offer letter with Marc Taxay, our Senior Vice President, General Counsel, pursuant to which Mr. Taxay is an at-will employee. Mr. Taxay’s current annual base salary is $300,000 per year and he is eligible for an annual bonus targeted at $180,000. Mr. Taxay is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

In addition, we entered into a severance agreement with Mr. Taxay, effective March 2015. The severance agreement provides that if Mr. Taxay’s employment is involuntarily terminated other than for “cause” (as generally defined below) or if Mr. Taxay resigns for “good reason” (as generally defined below) then, subject to his execution of a release of claims, Mr. Taxay will receive continuing payments of his base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Mr. Taxay remained employed with us for 12 months following his termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.

For purposes of the severance agreement with Mr. Taxay, “cause” and “good reason” have the same general meanings as set forth in Ms. Brennan’s severance agreement.

Fiscal 2021 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jayshree Ullal Chief Executive Officer	2021	300,000	—		15,384,500	—	300,000	9,132	(2)	15,993,632
	2020	300,000	—		6,033,690	—	—	9,282		6,342,972
	2019	300,000	—		—	1,075,639	—	8,532		1,384,171
Ita Brennan Chief Financial Officer	2021	300,000	—		3,379,242	—	250,000	9,132	(2)	3,938,374
	2020	300,000	—		3,169,865	—	140,000	9,282		3,619,147
	2019	300,000	—		1,651,375	537,820	150,000	8,532		2,647,727
Kenneth Duda Chief Technology Officer	2021	300,000	—		2,550,710	—	225,000	9,132	(2)	3,084,842
	2020	300,000	5,800		2,323,987	—	125,000	9,282		2,764,069
	2019	300,000	5,800		1,849,540	1,075,639	160,000	8,532		3,399,511
Anshul Sadana Chief Operating Officer	2021	300,000	600	(3)	5,976,105	—	400,000	9,132	(2)	6,685,837
	2020	300,000	—		5,282,382	—	160,000	9,282		5,751,664
	2019	300,000	—		5,284,400	1,738,477	220,000	8,532		7,551,409
Marc Taxay Senior Vice President, General Counsel	2021	300,000	—		2,392,288	—	220,000	6,905	(2)	2,919,193
	2020	300,000	—		2,219,342	—	140,000	2,809		2,662,151
	2019	300,000	—		1,651,375	537,820	150,000	8,532		2,647,727

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Executive Compensation

(1)

The amounts reported include the aggregate grant-date fair value of restricted stock units or stock options awarded to the Named Executive Officer, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant-date fair value of these awards are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on February 15, 2022. For performance-based restricted stock units, the amount reported represents the grant-date fair value based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If maximum performance were deemed achieved for the performance-based restricted stock unit awards in fiscal 2021, the grant-date fair value of such awards would be $30,769,000 for Ms. Ullal, $2,012,293 for Ms. Brennan, $1,409,220 for Mr. Duda, $3,513,820 for Mr. Sadana, and $1,409,220 for Mr. Taxay. Based on actual achievement for fiscal 2021, 189.2% of the PRSUs became eligible to vest, and the balance of the PRSUs have already been forfeited. The fair value as of the grant date of those PRSUs that were not forfeited was approximately $29,107,474 for Ms. Ullal, $1,903,629 for Ms. Brennan, $1,333,122 for Mr. Duda, $3,324,074 for Mr. Sadana, and $1,333,122 for Mr. Taxay.

(2)

The amounts reported for fiscal 2021 include matching contributions from the Company for the contributions made to the 401(k) plan by the Named Executive Officer and a life insurance premium paid on the Named Executive Officer’s behalf.

(3)	The amount reported for fiscal 2021 represents a patent bonus award paid by the Company to Mr. Sadana.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2021.

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Jayshree Ullal	1/13/2014	(3)	5,332	—	5.6225	1/12/2024	—	—

	2/12/2016	(4)	26,668	—	14.06	2/11/2026	—	—

	2/6/2017	(5)	27,500	11,000	23.8775	2/5/2027	—	—

	3/9/2018	(6)	—	—	—	—	25,000	3,593,750

	4/13/2018	(7)	2,668	19,332	61.05	4/12/2028	—	—

	2/8/2019	(8)	3,332	29,168	56.585	2/7/2029	—	—

	2/14/2020	(9)	—	—	—	—	9,392	1,350,100

	2/12/2021	(10)	—	—	—	—	200,000	28,750,000

Ita Brennan	9/11/2015	(3)	4,864	—	16.115	9/10/2025	—	—

	2/12/2016	(11)	20,736	4,000	14,06	2/11/2026	—	—

	3/10/2017	(12)	—	—	—	—	9,600	1,380,000

	3/9/2018	(6)	—	—	—	—	6,248	898,150

	4/13/2018	(7)	7,916	12,084	61.05	4/12/2028	—	—

	11/9/2018	(8)	2,708	7,292	61.1075	11/8/2028	—	—

	11/9/2018	(13)	—	—	—	—	9,624	1,383,450

	2/8/2019	(8)	5,416	14,584	56.585	2/7/2029	—	—

	5/10/2019	(13)	—	—	—	—	17,188	2,470,775

	5/8/2020	(14)	—	—	—	—	47,256	6,793,050

	2/12/2021	(15)	—	—	—	—	13,080	1,880,250

	2/12/2021	(16)	—	—	—	—	29,360	4,220,500

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Executive Compensation

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Kenneth Duda	3/11/2013	(17)	80,000	—	1.94	3/10/2023	—	—

	1/13/2014	(3)	80,000	—	5.6225	1/12/2024	—	—

	2/11/2014	(18)(21)	400,000	80,000	7.6675	2/10/2024	—	—

	12/16/2014	(3)	200,000		17.085	12/15/2024	—	—

	9/11/2015	(3)	80,000		16.115	9/10/2025	—	—

	2/12/2016	(11)	95,000	5,000	14.06	2/11/2026	—	—

	3/10/2017	(12)	—	—	—	—	16,000	2,300,000

	3/9/2018	(6)	—	—	—	—	7,500	1,078,125

	4/13/2018	(7)	12,668	19,332	61.05	4/12/2028	—	—

	11/9/2018	(8)	3,252	8,748	61.1075	11/8/2028	—	—

	11/9/2018	(13)	—	—	—	—	13,748	1,976,275

	2/8/2019	(8)	10,832	29,168	56.585	2/7/2029	—	—

	5/10/2019	(13)	—	—	—	—	19,248	2,766,900

	5/8/2020	(14)	—	—	—	—	34,644	4,980,075

	2/12/2021	(15)	—	—	—	—	9,160	1,316,750

	2/12/2021	(16)	—	—	—	—	22,840	3,283,250

Anshul Sadana	2/11/2014	(18)(22)	80,000	80,000	7.6675	2/10/2024	—	—

	2/12/2016	(11)	—	5,000	14.06	2/11/2026	—	—

	3/10/2017	(12)	—	—	—	—	16,000	2,300,000

	3/9/2018	(6)	—	—	—	—	8,748	1,257,525

	4/13/2018	(7)	4	19,332	61.05	4/12/2028	—	—

	11/9/2018	(8)	—	11,668	61.1075	11/8/2028	—	—

	11/9/2018	(13)	—	—	—	—	16,500	2,371,875

	2/8/2019	(8)		40,832	56,585	2/7/2029	—	—

	5/10/2019	(19)	168	2,832	66.055	5/9/2029	—	—

	5/10/2019	(20)	—	—	—	—	21,600	3,105,000

	5/10/2019	(13)	—	—	—	—	22,000	3,162,500

	5/8/2020	(14)	—	—	—	—	78,748	11,320,025

	2/12/2021	(15)	—	—	—	—	22,840	3,283,250

	2/12/2021	(16)	—	—	—	—	52,200	7,503,750

Marc Taxay	2/12/2016	(11)	—	2,000	14.06	2/11/2026	—	—

	3/10/2017	(12)	—	—	—	—	9,600	1,380,000

	3/9/2018	(6)	—	—	—	—	6,248	898,150

	4/13/2018	(7)	7,916	12,084	61.05	4/12/2028	—	—

	11/9/2018	(8)	2,708	7,292	61.1075	11/8/2028	—	—

	11/9/2018	(13)	—	—	—	—	9,624	1,383,450

	2/8/2019	(8)	5,416	14,584	56.585	2/7/2029	—	—

	5/10/2019	(13)	—	—	—	—	17,188	2,470,775

	5/8/2020	(14)	—	—	—	—	33,084	4,755,825

	2/12/2021	(15)	—	—	—	—	9,160	1,316,750

	2/12/2021	(16)	—	—	—	—	20,880	3,001,500

50

Executive Compensation

(1)

Represents (i) restricted stock awards and (ii) shares of restricted stock issued upon the early exercise of stock options, in each case that remained unvested as of December 31, 2021. All vesting is subject to the named executive officer’s continued role as a service provider to us through the applicable vesting date.

(2)

This column represents the market value of the shares of our common stock underlying the restricted stock awards or restricted stock as of December 31, 2021, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $143.75 per share on December 31, 2021, the last trading day of our fiscal 2021.

(3)	This option vests with respect to 1/5th of the shares granted on December 1, 2017 with the remaining shares vesting in equal amounts over the next 48 months.

(4)	This option vests with respect to 1/60th of the shares each month from January 1, 2017.

(5)	This option vests with respect to 1/5th of the shares granted on February 6, 2018 with the remaining shares vesting in equal amounts over the next 48 months.

(6)	This award of restricted stock units vests with respect to 1/16th of the shares each quarter from May 20, 2019.

(7)	This option vests with respect to 1/48th of the shares each month from June 1, 2020.

(8)	This option vests with respect to 1/48th of the shares each month from December 1, 2020.

(9)

This performance stock award was granted in February 2020 and was earned based on attainment of certain performance conditions. The shares earned vested 25% on February 22, 2021, and will continue to vest at a rate of 6.25% quarterly thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(10)

This performance stock award was granted in February 2021 and is earned based on attainment of certain performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest 25% on February 20, 2022, and will continue to vest at a rate of 6.25% quarterly thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(11)	This option vests with respect to 1/60th of the shares each month from April 1, 2017.

(12)	This award of restricted stock units vests with respect to 1/20th of the shares each quarter from February 20, 2018.

(13)	This award of restricted stock units vests with respect to 1/16th of the shares each quarter from November 20, 2020.

(14)	This award of restricted stock units vests with respect to 1/16th of the shares each quarter from May 20, 2021.

(15)

This performance stock award was granted in February 2021 and is earned based on attainment of certain performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest 1/3 on February 20, 2022, and will continue to vest at a rate of 1/12 quarterly thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(16)	This award of restricted stock units vests with respect to 1/16th of the shares each quarter from February 20, 2022.

(17)	This option vests 1/4th of shares granted on December 1, 2016 with the remaining shares vesting in equal amounts over the next 36 months.

(18)	This option vests 1/5th of shares granted on December 1, 2018 with the remaining shares vesting in equal amounts over the next 48 months.

(19)	This option vests with respect to 1/48th of the shares each month from June 10, 2019.

(20)	This award of restricted stock units vests with respect to 1/20th of the shares each quarter from May 20, 2019.

(21)	The option is subject to an early exercise provision and was immediately exercisable at the time of grant. At the end of 2021, 80,000 shares of the exercisable shares were unvested.

(22)	The option is subject to an early exercise provision and was immediately exercisable at the time of grant. At the end of 2021, 80,000 shares of the exercisable shares were unvested.

51

Executive Compensation

Fiscal 2021 Grants of Plan-Based Awards

The following table presents information regarding the amount of plan-based awards granted to our Named Executive Officers during our fiscal year ended December 31, 2021. No option awards were granted to our Named Executive Officers during our fiscal year ended December 31, 2021,

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Target)($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (Target)($)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold	Target	Maximum
Jayshree Ullal	—	300,000	—	—	—	—	—
	2/12/2021	—	100,000	200,000	400,000	—	15,384,500
Ita Brennan	—	180,000	—	—	—	—	—
	2/12/2021	—	6,540	13,080	26,160	29,360	3,379,242
Kenneth Duda	—	180,000		—	—	—	—
	2/12/2021	—	4,580	9,160	18,320	22,840	2,550,710
Anshul Sadana	—	180,000	—	—	—	—	—
	2/12/2021	—	11,420	22,840	45,680	52,200	5,976,105
Marc Taxay	—	180,000	—	—	—	—	—
	2/12/2021	—	4,580	9,160	18,320	20,880	2,392,288

(1)

Our 2021 Bonus Plan does not have thresholds or maximums. However, bonuses would not be paid under our 2021 Bonus Plan if achievement of the revenue metric was below 85% of target. Each Named Executive Officer has the following target annual bonus under the 2021 Bonus Plan: (i) Ms. Ullal: $300,000; (ii) Ms. Brennan: $180,000; (iii) Mr. Duda: $180,000; (iv) Mr. Sadana: $180,000; (v) Mr. Taxay: $180,000. These targets are not strict targets and merely inform the aggregate of bonuses that will be accrued for financial accounting purposes. Once a total incentive pool is accrued for all participants in the 2021 Bonus Plan, our Compensation Committee looks at the performance for the year across the key metrics discussed above in the “Compensation Discussion and Analysis” section and factors in individual performance and market comparable compensation in our peer group in determining a total incentive paid to each Named Executive Officer.

(2)	The RSU and PRSU awards were made under the 2014 Equity Incentive Plan.

(3)

Represents the grant date fair value of each equity award granted in fiscal 2021, calculated in accordance with ASC Topic 718. Amounts reported for PRSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effects of estimated forfeitures. If maximum performance were deemed achieved for the PRSU awards in fiscal 2021, the grant-date fair value of such awards would be $30,769,000 for Ms. Ullal, $2,012,293 for Ms. Brennan, $1,409,220 for Mr. Duda, $3,513,820 for Mr. Sadana, and $1,409,220 for Mr. Taxay.

52

Executive Compensation

Fiscal 2021 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options and the vesting of stock awards by our Named Executive Officers during our fiscal year ended December 31, 2021.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jayshree Ullal	118,928	6,846,926	60,320	5,627,946

Ita Brennan	110,400	9,257,927	35,252	3,405,866

Kenneth Duda	480,000	43,314,700	41,996	4,022,035

Anshul Sadana	219,036	15,236,364	76,772	7,377,702

Marc Taxay	28,000	1,950,525	34,384	3,249,413

(1)	Based on the market price of our common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)	Based on the market price of our common stock on the vesting date or last trading date, multiplied by the number of shares vested.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our Named Executive Officers during fiscal 2021.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our Named Executive Officers during fiscal 2021.

Potential Payments Upon Termination or Change in Control

The tables below provide an estimate of the value of the compensation and benefits due to each of our Named Executive Officers for our fiscal year ended December 31, 2021, in the events described below, assuming that the termination of employment and change in control was effective on December 31, 2021, under the applicable employment agreements described above. The actual amounts to be paid can only be determined at the time of the termination of employment.

53

Executive Compensation

TERMINATION OF EMPLOYMENT UNRELATED TO A CHANGE IN CONTROL

		Value of Accelerated Equity Awards ($)(1)

Named Executive Officer	Salary Continuation ($)	Restricted Stock Units	Options	Total ($)

Ita Brennan	300,000	7,741,800	1,574,691	9,316,491

Marc Taxay	300,000	6,482,550	1,315,311	7,797,861

(1)

The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding restricted stock unit awards and stock options that would become vested on a qualifying termination. For the unvested stock options, the aggregate market value is computed by multiplying (i) the number of shares of our common stock underlying unvested and outstanding stock options at December 31, 2021, that would become vested by (ii) the difference between $143.75 (the closing market price of our common stock on the New York Stock Exchange on December 31, 2021) and the exercise price of such option. For the restricted stock unit awards, the aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock awards or outstanding restricted stock unit awards at December 31, 2021, that would become vested by (ii) $143.75 (the closing market price of our common stock on the New York Stock Exchange on December 31, 2021).

TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL

		Value of Accelerated Equity Awards ($)(1)

Named Executive Officer	Salary Continuation ($)	Restricted Stock Units	Options	Total ($)

Ita Brennan	300,000	10,628,588	1,955,355	12,583,943

Marc Taxay	300,000	8,672,725	1,695,975	10,368,700

(1)

The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding restricted stock unit awards and stock options that would become vested on a qualifying termination. For the unvested stock options, the aggregate market value is computed by multiplying (i) the number of shares of our common stock underlying unvested and outstanding stock options at December 31, 2021, that would become vested by (ii) the difference between $143.75 (the closing market price of our common stock on the New York Stock Exchange on December 31, 2021) and the exercise price of such option. For the restricted stock unit awards, the aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock unit awards at December 31, 2021, that would become vested by (ii) $143.75 (the closing market price of our common stock on the New York Stock Exchange on December 31, 2021).

Risk Assessment and Compensation Practices

Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management, and based upon this assessment, we believe that, for the following reasons, any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:

•	Our annual bonus plan considers a multiple of performance factors and allows our Compensation Committee to review performance on a holistic basis minimizing risk related to our short-term variable compensation; and

•	Our equity awards include multi-year vesting schedules requiring a long-term employee commitment.

Other Compensation Policies

Stock Ownership Guidelines. In April 2019, our board of directors adopted stock ownership guidelines that are designed to encourage our directors and our Chief Executive Officer to achieve and maintain a meaningful equity stake in our Company and more closely align their interests with those of our stockholders. The guidelines provide that our Chief Executive Officer should accumulate and hold, within five years from the later of the date of the adoption of the stock ownership guidelines or the date such Chief Executive Officer was appointed to such role, an investment level in our common stock of three times the Chief Executive Officer’s annual base salary.

54

Executive Compensation

Clawback Policy. In April 2019, our Compensation Committee adopted a Clawback Policy that permits the Company to seek the recovery of both cash and equity compensation from an executive officer if: (i) the Company restates its financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid that was determined based on achievement of specific financial results paid to the executive officer would have been less if the financial statements had been correct; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) the Compensation Committee determines that gross negligence, fraud or intentional misconduct by such executive officer caused the material error.

Hedging or Pledging Policies. Our insider trading policy prohibits our directors, officers, employees and agents from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

These policies were established in part because transactions in derivative securities may reflect a short term and speculative interest in the Company’s securities and may create the appearance of impropriety, even where a transaction does not involve trading on inside information. Trading in derivatives may also focus attention on short-term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws.

In addition, our insider trading policy prohibits certain executive officers from pledging the Company’s securities as collateral for loans. Short sales with respect to the Company’s securities are prohibited under our policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers.

Our Compensation Committee may consider the deductibility of compensation when making decisions, but may authorize the payment of compensation that is not deductible when it believes it appropriate.

Taxation of “Parachute” Payments. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any of our Named Executive Officers with a “gross-up” or other reimbursement payment for any tax liability that the Named Executive Officer might owe as a result of the application of Sections 280G or 4999, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Accounting for Share-Based Compensation. We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables above, even though our Named Executive Officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer:

For 2021, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer), was $190,816; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Fiscal 2021 Summary Compensation Table presented elsewhere in this proxy statement, was $15,993,632.

55

Executive Compensation

Based on this information, for 2021, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 84 to 1. This pay ratio is a reasonable estimate based on our reasonable judgement and assumptions and calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

Consistent with Item 402(u) of Regulation S-K, our Chief Executive Officer’s annual total compensation for the purposes of the pay ratio is as presented in our Fiscal 2021 Summary Compensation Table.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected October 31, 2021 as the date upon which we would identify the median employee.

•	To identify the “median employee” from our employee population we used payroll and equity plan records.

¢	The compensation measure included the following: annual base salary for salaried employees (or hourly rate multiplied by estimated work schedule for hourly employees), actual incentive compensation paid in 2021 as of the determination date, and grant date fair value of equity awards granted in 2021.

¢	We did not apply any de minimis exclusions to remove certain employees in non-U.S. jurisdictions allowed by Item 402(u).
¢	Amounts paid in foreign currency were converted into United States dollars using 2021 average exchange rates.

¢	The calculation was performed for all employees, excluding Ms. Ullal, whether employed on a full-time, part-time, or seasonal basis. Because there was an even number of employees, two individuals were identified as the median. We selected the employee with the longest tenure as that employee was a better representative of the median compensation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $190,816.

With respect to the annual total compensation for our Chief Executive Officer, we used the amount reported in the “Total” column of our Fiscal 2021 Summary Compensation Table.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation Committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

Charles Giancarlo (Chair)

Daniel Scheinman

Mark Templeton

56

Executive Compensation

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflecting in Column (a))

Equity compensation plans approved by stockholders	16,500,049	(1)	$12.2585	(2)	89,541,545	(3)

Equity compensation plans not approved by stockholders	—		—		—

Total	16,500,049		$12.2585		89,541,545

(1)	Includes 8,684,970 shares underlying stock options and 7,815,079 shares of restricted stock units.

(2)	The weighted average exercise price is calculated based solely on outstanding stock options.

(3)

Includes the following plans: Arista Networks, Inc. 2014 Equity Incentive Plan (“2014 Plan”) and Arista Networks, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Our 2014 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in (and including) 2024, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 12,500,000 shares, (ii) 3% of the outstanding shares of our common stock as of the last day of our immediately preceding year, or (iii) such other amount as our board of directors may determine. On January 1, 2022, the number of shares available for issuance under our 2014 Plan increased by 9,230,434 shares pursuant to these provisions. Our ESPP provides that on the first day of each fiscal year beginning in 2015 and ending in (and including) 2034, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,500,000 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such year, or (iii) such other amount as our board of directors may determine. On January 1, 2022, the number of shares available for issuance under our ESPP increased by 3,076,811 shares pursuant to these provisions. These increases are not reflected in the table above.

57

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

 OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 6, 2022 for:

•	each of our directors and nominees for director;

•	each of our Named Executive Officers;
•	all of our current directors and executive officers as a group; and

•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 308,204,050 shares of our common stock outstanding as of April 6, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 6, 2022 and RSUs that vest within 60 days of April 6, 2022, which are subject to vesting conditions expected to occur to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
The Bechtolsheim Family Trust(1)	46,920,000	15.22%
The Vanguard Group(2)	24,915,335	8.08%
BlackRock, Inc.(3)	17,330,539	5.62%
Named Executive Officers and Directors:
Jayshree Ullal(4)	10,706,262	3.47%
Ita Brennan(5)	87,460	*
Kenneth Duda(6)	2,364,728	*
Anshul Sadana(7)	130,645	*
Marc Taxay(8)	13,473	*
Kelly Battles(9)	2,772	*
Andreas Bechtolsheim(1)(10)	47,021,347	15.26%
Lewis Chew(11)	2,460	*
Charles Giancarlo(12)	176,118	*
Ann Mather(13)	5,768	*
Daniel Scheinman(14)	39,200	*
Mark Templeton(15)	27,920	*
Nikos Theodosopoulos(16)	23,960	*
All executive officers and directors as a group (14 persons)(17)	60,619,398	19.59%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

58

Security Ownership of Certain Beneficial Owners and Management

(1)

Includes 46,920,000 shares held by the Bechtolsheim Family Trust for which trust Mr. Bechtolsheim serves as trustee. Mr. Bechtolsheim may be deemed to exercise sole voting and investment power over such shares held by the trust.

(2)

Based solely upon a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”) reporting beneficial ownership as of December 31, 2021. Vanguard reported sole voting power with respect to 0 shares and shared voting power with respect to 386,794 shares. Vanguard reported sole dispositive power with respect to 23,964,049 shares and shared dispositive power with respect to 951,286 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

Based solely upon a Schedule 13G filed with the SEC on February 7, 2022 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership as of December 31, 2021 BlackRock reported sole voting power with respect to 15,005,336 shares and sole dispositive power with respect to 17,330,539 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(4)

Includes 6,931,992 shares held by Jayshree Ullal and Vijay Ullal as Trustees of the 2000 Ullal Trust dated February 15, 2000. Mr. and Ms. Ullal may be deemed to be the beneficial owner of the shares and to have shared voting and investment control over such shares. Includes 3,590,400 shares held in trusts for Ms. Ullal’s family members for which trusts Ms. Ullal serves as trustee. Ms. Ullal may be deemed to exercise sole voting and investment control over shares held in each of the trusts. Includes 68,669 shares held directly by Ms. Ullal. Includes 115,201 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Ms. Ullal.

(5)	Includes 50,706 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Ms. Brennan.

(6)

Includes 174,386 shares held by Kenneth Duda and Jennifer Duda as Trustees of the Kenneth Duda and Jennifer Duda Family Trust dated September 24, 2004. Mr. and Ms. Duda may be deemed to be the beneficial owners of the shares and to have shared voting and investment control over such shares. Includes 373,056 shares held in grantor retained annuity trusts of which Mr. Duda is Trustee; 373,056 shares held in grantor retained annuity trusts of which Mr. Duda’s spouse is Trustee; 264,462 shares held in trusts for Mr. Duda’s children for which trusts Mr. Duda serves as Trustee; 279,100 shares held in a 501(c) foundation for which Mr. Duda and his spouse serve as co-trustees and 29,367 shares held directly by Mr. Duda. Includes 871,301 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Duda, of which 40,000 shares may be repurchased by us, if exercised, at the original exercise price.

(7)

Includes 102,242 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Sadana, of which 40,000 shares may be repurchased by us, if exercised, at the original exercise price.

(8)	Includes 13,473 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Taxay.

(9)	Includes 692 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units held by Ms. Battles.

(10)

Includes 91,847 shares held directly by Mr. Bechtolsheim. Also includes 9,500 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Bechtolsheim.

(11)	Includes 616 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock held by Mr. Chew.

(12)

Includes 125,586 shares held of record by Mr. Giancarlo as trustee of the Giancarlo Family Trust UAD 11/02/98. Mr. Giancarlo may be deemed to be the beneficial owner of the shares and to have voting and investment power over such shares. Includes 49,656 shares held directly by Mr. Giancarlo. Also includes 876 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units held by Mr. Giancarlo.

(13)	Includes 2,544 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Ms. Mather.

(14)	Includes 876 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock held by Mr. Scheinman.

(15)

Includes 18,800 shares held in a trust of which Mr. Templeton’s spouse serves as Trustee; 8,428 shares held directly by Mr. Templeton and 692 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units held by Mr. Templeton.

(16)	Includes 692 shares issuable within 60 days of April 6, 2022 upon vesting of restricted stock units held by Mr. Theodosopoulos.

(17)

Includes 1,186,530 shares issuable within 60 days of April 6, 2022 upon vesting of options and restricted stock units or the early exercise of outstanding options, 80,000 of which shares are unvested and may be repurchased by us, if exercised, at the original exercise price in the event of the termination of employment or other services to us.

59

 RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

Charles Giancarlo, a member of our board of directors, also serves as chief executive officer and a member of the board of directors of Pure Storage, Inc., a data storage solutions company. Pure Storage, Inc. has purchased, and may purchase from time to time, our products in the ordinary course of business and we have also purchased, and may purchase from time to time, products from Pure Storage in the ordinary course of business (collectively, the “Pure Storage Transactions”). Mr. Giancarlo did not participate in negotiations involving, and does not have a direct or indirect material interest in, these transactions. Our Audit Committee has established certain guidelines to pre-approve the Pure Storage Transactions, subject to the review by our Audit Committee at each regularly scheduled Audit Committee meeting that such Pure Storage Transactions complied with such guidelines.

We have granted equity awards to our Named Executive Officers and certain of our directors. See the section titled “Executive Compensation—Outstanding Equity Awards at 2021 Fiscal Year-End” for a description of these awards. In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Other than as described above under this section titled “Related Person Transactions,” since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the Chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

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 QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q	How do I vote?		Q	Can I change my vote?
	A	If you are a stockholder of record, you can vote in one of the following ways:		A	Yes. Subject to the voting deadlines noted above, if you are a stockholder of

•  by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EST on May 30, 2022 (have your proxy card in hand when you visit the website);

•  by toll-free telephone at 1-800-690-6903 until 11:59 p.m. EST on May 30, 2022 (have your proxy card in hand when you call);

•  by signing, dating, and returning your proxy card (if you received printed proxy materials); or

•  by attending and voting at the Annual Meeting at www.virtualshareholdermeeting.com/ANET2022. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•  entering a new vote by Internet or by telephone;

•  returning a later-dated proxy card;

•  notifying the Secretary of Arista Networks, Inc., in writing, at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054; or

•  attending and voting at the Annual Meeting at www.virtualshareholdermeeting.com/ANET2022.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

			Q	Who is entitled to vote?
				A	Holders of our common stock as of the close of business on April 6, 2022, the record date,

may vote at the Annual Meeting. As of the record date, there were 308,204,050 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder for any purpose germane to the meeting for ten days prior to the Annual Meeting by email request to ir@arista.com. The list of stockholders entitled to vote at the meeting will also be available for review online during the Annual Meeting at www.virtualshareholdermeeting.com/ANET2022.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

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Questions and Answers

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Q	What is a quorum?
	A	A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Q	Do I have to do anything in advance if I plan to attend the Annual Meeting?
	A	The Annual Meeting will be a completely virtual meeting, which will be conducted via a live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 6, 2022 or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2022. To access the virtual meeting, you will need to enter the control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q	How do I ask questions during the Annual Meeting?
	A	You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2022. To access the virtual meeting, you will need to enter the control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and, therefore, will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Q	How can I get help if I have trouble checking in or listening to the meeting online?
	A	If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
Q	What is the effect of giving a proxy?
	A	Proxies are solicited by and on behalf of our board of directors. Jayshree Ullal, Ita Brennan and

Marc Taxay have been designated as proxies by our board of directors. When a proxy is properly dated, signed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder contained on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares.

Q	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
	A	In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 20, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q	How are proxies solicited for the Annual Meeting?
	A	Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers and employees.

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Questions and Answers

No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Q	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
	A	Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP. Absent direction from you, your broker will not have discretion to vote on the election of directors, on the approval, on an advisory basis, of executive compensation of our named executive officers, or on the frequency of future stockholder advisory votes on the compensation of our named executive officers, which are “non-routine” matters.

Q	Where can I find the voting results of the Annual Meeting?
	A	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

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 OTHER MATTERS

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following phone number (408) 547-5500 or address:

Arista Networks, Inc.

Attention: Investor Relations

5453 Great America Parkway

Santa Clara, California 95054

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 21, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:

Arista Networks, Inc.

Attention: Secretary

5453 Great America Parkway

Santa Clara, California 95054

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 4, 2023; and

•	not later than the close of business on March 6, 2023.

NOMINATION OF DIRECTOR CANDIDATES

Stockholders may recommend director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

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Other Matters

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financial Information section of our website at http://investors.arista.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Arista Networks, Inc., Attention: Investor Relations, 5453 Great America Parkway, Santa Clara, California 95054.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Santa Clara, California

April 20, 2022

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SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above ARISTA NETWORKS, INC. 5453 GREAT AMERICA PARKWAY Use the Internet to transmit your voting instructions and for electronic delivery of SANTA CLARA, CA 95054 information up until 11:59 p.m. Eastern Time on May 30, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ANET2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 1. Election of Directors Nominees 01) Charles Giancarlo 02) Daniel Scheinman The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approval, on an advisory basis, of the compensation of the named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3. Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com ARISTA NETWORKS, INC. Annual Meeting of Stockholders May 31, 2022 11:00 AM Pacfic Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jayshree Ullal, Ita Brennan and Marc Taxay, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ARISTA NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:00 AM, PDT on May 31, 2022, via a live webcast at www.virtualshareholdermeeting.com/ANET2022, and any adjournment or postponement thereof. This proxy, when properly signed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side